                                                                       EXHIBIT 4


                       BAY VIEW SECURITIZATION CORPORATION
                                    Depositor


                         BAY VIEW ACCEPTANCE CORPORATION
                                    Servicer


                                       and


                              BANKERS TRUST COMPANY
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                           Dated as of March 29, 2000

                                  $356,559,839

                          Bay View 2000-LJ-1 Auto Trust



   $ 64,000,000 6.23524% Class A-1 Automobile Receivable Backed Certificates $132,000,000 7.54000% Class A-2 Automobile Receivable Backed Certificates $ 80,000,000 7.64000% Class A-3 Automobile Receivable Backed Certificates $ 80,559,839 7.64000% Class A-4 Automobile Receivable Backed Certificates

                                       and

                Class IC Automobile Receivable Backed Certificate

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I     CREATION OF TRUST ...........................................    1

ARTICLE II    DEFINITIONS .................................................    1
              SECTION 2.01.  Definitions ..................................    1
              SECTION 2.02.  Usage of Terms ...............................   17
              SECTION 2.03.  Cutoff Date and Record Date ..................   17
              SECTION 2.04.  Section References ...........................   17

ARTICLE III   CONVEYANCE OF RECEIVABLES ...................................   17

ARTICLE IV    ACCEPTANCE BY TRUSTEE .......................................   18

ARTICLE V     INFORMATION DELIVERED TO THE RATING AGENCY ..................   18

ARTICLE VI    AGENT FOR SERVICE ...........................................   19

ARTICLE VII   THE RECEIVABLES .............................................   20
              SECTION 7.01.  Representations and Warranties of Depositor ..   20
              SECTION 7.02.  Repurchase Upon Breach .......................   20
              SECTION 7.03.  Custody of Receivable Files ..................   21
              SECTION 7.04.  Duties of Servicer as Custodian ..............   21
              SECTION 7.05.  Instructions; Authority to Act ...............   22
              SECTION 7.06.  Custodian's Indemnification ..................   22
              SECTION 7.07.  Effective Period and Termination .............   22

ARTICLE VIII  ADMINISTRATION AND SERVICING OF RECEIVABLES .................   23
              SECTION 8.01.  Duties of Servicer ...........................   23
              SECTION 8.02.  Collection of Receivable Payments ............   23
              SECTION 8.03.  Realization Upon Receivables .................   24
              SECTION 8.04.  Physical Damage Insurance ....................   24
              SECTION 8.05.  Maintenance of Security Interests in
                             Financed Vehicles ............................   25
              SECTION 8.06.  Covenants of Servicer ........................   25
              SECTION 8.07.  Purchase of Receivables Upon Breach ..........   25
              SECTION 8.08.  Servicing Fee ................................   25
              SECTION 8.09.  Servicer's Certificate .......................   26
              SECTION 8.10.  Annual Statement as to Compliance;
                             Notice of Default ............................   26
              SECTION 8.11.  Annual Independent Certified Public
                             Accountant's Report ..........................   26
              SECTION 8.12.  Access to Certain Documentation and
                             Information Regarding Receivables ............   27
              SECTION 8.13.  Servicer Expenses ............................   27
              SECTION 8.14.  Reports to Certificateholders ................   27

ARTICLE IX    DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS .............   28
              SECTION 9.01.  Certificate Account ..........................   28
              SECTION 9.02.  Collections ..................................   28
              SECTION 9.03.  Purchase Amounts .............................   29
              SECTION 9.04.  Distributions to Parties .....................   29
              SECTION 9.05.  Advances .....................................   31
              SECTION 9.06.  Net Deposits .................................   32
              SECTION 9.07.  Statements to Certificateholders .............   32
              SECTION 9.08.  Intentionally Blank ..........................   32
              SECTION 9.09.  Payahead Account .............................   32
              SECTION 9.10.  Intentionally Blank ..........................   33

ARTICLE X     CREDIT ENHANCEMENT ..........................................   33
              SECTION 10.01.  Subordination ...............................   33
              SECTION 10.02.  Intentionally Blank .........................   33
              SECTION 10.03.  Policy ......................................   33

ARTICLE XI    THE CERTIFICATES ............................................   34
              SECTION 11.01.  The Certificates ............................   34
              SECTION 11.02.  Authentication of Certificates ..............   34
              SECTION 11.03.  Registration of Transfer and
                              Exchange of Certificates ....................   35
              SECTION 11.04.  Mutilated, Destroyed, Lost, or
                              Stolen Certificates .........................   35
              SECTION 11.05.  Persons Deemed Owners .......................   35
              SECTION 11.06.  Access to Agreement and List of
                              Certificateholders' Names and Addresses .....   36
              SECTION 11.07.  Maintenance of Office or Agency .............   36
              SECTION 11.08.  Book-Entry Certificates .....................   36
              SECTION 11.09.  Notices to Clearing Agency ..................   37
              SECTION 11.10.  Definitive Certificates .....................   37
              SECTION 11.11.  The Tax Partnership Agreement ...............   37

ARTICLE XII   THE DEPOSITOR ...............................................   38
              SECTION 12.01.  Representations and Undertakings of Depositor   38
              SECTION 12.02.  Merger or Consolidation of, or Assumption
                              of the Obligations of Depositor .............   40
              SECTION 12.03.  Limitation on Liability of Depositor
                              and Others ..................................   40
              SECTION 12.04.  Depositor May Own Certificates ..............   40

ARTICLE XIII  THE SERVICER ................................................   41
              SECTION 13.01.  Representations of Servicer .................   41
              SECTION 13.02.  Indemnities of Servicer .....................   42
              SECTION 13.03.  Merger or Consolidation of, or Assumption
                              of the Obligations of  Servicer .............   43
              SECTION 13.04.  Limitation on Liability of Servicer
                              and Others ..................................   44

              SECTION 13.05.  Servicer Not to Resign ......................   44
              SECTION 13.06.  Delegation of Duties ........................   44

ARTICLE XIV   DEFAULT .....................................................   45
              SECTION 14.01.  Events of Default ...........................   45
              SECTION 14.02.  Appointment of Successor ....................   46
              SECTION 14.03.  Notification to Certificateholders ..........   47
              SECTION 14.04.  Waiver of Past Defaults .....................   47

ARTICLE XV    THE TRUSTEE .................................................   47
              SECTION 15.01.  Duties of Trustee ...........................   47
              SECTION 15.02.  Trustee's Certificate .......................   49
              SECTION 15.03.  Trustee's Assignment of Purchased
                              Receivables .................................   50
              SECTION 15.04.  Certain Matters Affecting the Trustee .......   50
              SECTION 15.05.  Trustee Not Liable for Certificates or
                              Receivables .................................   51
              SECTION 15.06.  Trustee May Own Certificates ................   52
              SECTION 15.07.  Trustee's Fees and Expenses .................   52
              SECTION 15.08.  Eligibility Requirements for Trustee ........   52
              SECTION 15.09.  Resignation or Removal of Trustee ...........   53
              SECTION 15.10.  Successor Trustee ...........................   53
              SECTION 15.11.  Merger or Consolidation of Trustee ..........   54
              SECTION 15.12.  Appointment of Co-Trustee or Separate
                              Trustee .....................................   54
              SECTION 15.13.  Representations and Warranties of Trustee ...   55

ARTICLE XVI   TERMINATION .................................................   56
              SECTION 16.01.  Termination of the Trust ....................   56
              SECTION 16.02.  Optional Purchase of All Receivables ........   57

ARTICLE XVII  MISCELLANEOUS PROVISIONS ....................................   57
              SECTION 17.01.  Amendment ...................................   57
              SECTION 17.02.  Protection of Title to Trust ................   58
              SECTION 17.03.  Limitation on Rights of Certificateholders ..   60
              SECTION 17.04.  Governing Law ...............................   60
              SECTION 17.05.  Notices .....................................   60
              SECTION 17.06.  Severability of Provisions ..................   61
              SECTION 17.07.  Assignment ..................................   61
              SECTION 17.08.  Certificates Nonassessable and Fully Paid ...   61
              SECTION 17.09.  Nonpetition Covenants .......................   61
              SECTION 17.10.  Counterparts ................................   62
              SECTION 17.11.  Third Party Beneficiary .....................   62

EXHIBIT 1   - Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 2   - Trustee's Certificate Pursuant to Section 15.02
EXHIBIT 3   - Servicer's Certificate
EXHIBIT A-1 - Form of Class A-1 Automobile Receivable Backed Certificate

EXHIBIT A-2 - Form of Class A-2 Automobile Receivable Backed Certificate EXHIBIT A-3 - Form of Class A-3 Automobile Receivable Backed Certificate EXHIBIT A-4 - Form of Class A-4 Automobile Receivable Backed Certificate
EXHIBIT B   - Form of Class IC Automobile Receivable Backed Certificate
EXHIBIT C   - Form of Depository Trust Co. Letter of Representations

SCHEDULE A  - Schedule of Receivables
SCHEDULE B  - Location of Receivables

ANNEX A     - Tax Partnership Agreement

     This POOLING AND SERVICING AGREEMENT, dated as of March 29, 2000, is made with respect to the formation of the Bay View 2000-LJ-1 Auto Trust, among BAY VIEW SECURITIZATION CORPORATION, a Delaware corporation, as depositor (the "Depositor"), BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation, as servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I

                              CREATION OF TRUST

     Upon the execution of this Agreement by the parties hereto, there is hereby created the Bay View 2000-LJ-1 Auto Trust.

     The parties hereto intend that this Agreement be construed so as to create a partnership, for tax purposes, formed to facilitate the direct investment by Certificateholders in the assets of the Trust.


                                 ARTICLE II

                                 DEFINITIONS

     SECTION 2.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accrued Interest" means all interest accrued on the Receivables and due on and after the opening of business on the day following the Cutoff Date.

     "Advance" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer advances pursuant to Section 9.05.

     "Affiliate" means any wholly-owned subsidiary of BVCC, a Delaware corporation.

     "Agreement" means this Pooling and Servicing Agreement executed by the Depositor, the Servicer and the Trustee, and all amendments and supplements thereto.

     "Amount Financed", with respect to a Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "Approved Rating" means a rating of P-1 by Moody's or A-l+ by Standard & Poor's.

     "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Available Funds" means the amount defined as such in Section 9.02.

     "Avoided Payment" has the meaning set forth in the definition of Preference Amounts.

     "Bank" means Bay View Bank, N.A., (and its predecessor, Bay View Federal Savings Bank.)

     "Bay View Credit" means Bay View Credit, formerly a wholly-owned subsidiary of BVAC which was merged into BVAC on June 14, 1999.

     "Book-Entry Certificates" means certificates evidencing a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 11.08; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners, such Certificates shall no longer be "Book-Entry Certificates".

     "Business Day" means, unless otherwise specified, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or San Francisco, California shall be authorized or obligated by law, executive order, or governmental decree to be closed. The Servicer shall provide prior notice to a Responsible Officer of the Trustee of any such day on which banking institutions in San Francisco shall be so authorized or obligated to close.

     "BVAC" means Bay View Acceptance Corporation, a Nevada corporation, and its successors and assigns, other than in its capacity as Servicer.

     "BVCC" means Bay View Capital Corporation, a Delaware corporation holding 100% of the Depositor's outstanding common stock.

     "Certificate" means a Class A Certificate or a Class IC Certificate.

     "Certificateholder" or "Holder" means the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Agreement, the interest evidenced by any Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage of Certificates (except the Class IC Certificate) necessary to effect any such consent, waiver, request, or demand shall have been obtained. The Depositor or the Servicer shall notify a Responsible Officer of the Trustee of a change in any Person controlling, controlled by or under common control with the Depositor or the Servicer, as the case may be. The term "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly and indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Certificate Account" means the account designated as such, established and maintained pursuant to Section 9.01.

     "Certificate Balance" means, at any time, the Initial Certificate Balance minus all distributions of Monthly Principal made up to such time.

     "Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Certificate Balance.

     "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Register" and "Certificate Registrar" mean, respectively, the register maintained and the registrar appointed pursuant to Section 11.03.

     "Class A Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4.

     "Class A Certificateholder" means the Person in whose name the respective Class A Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "Class A Monthly Interest" or "Monthly Interest" means, for any Distribution Date, the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest and Class A-4 Monthly Interest.

     "Class A-1 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-1.

     "Class A-1 Certificate Balance" means, at any time, the Initial Class A-1 Certificate Balance minus all distributions of Monthly Principal to Class A-1 Certificateholders made up to such time.

     "Class A-1 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-1 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-1 Certificate Balance.

     "Class A-1 Certificateholder" means the Person in whose name the respective Class A-1 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-1 Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "Class A-1 Final Scheduled Distribution Date" means the Distribution Date occurring in April 2001.

     "Class A-1 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: the actual number of days from the Closing Date through the day before the first Distribution Date multiplied by one-three hundred sixtieth (1/360th) of the Class A-1 Pass-Through Rate multiplied by the Class A-1 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, the actual number of days from the previous Distribution Date through the day before the related Distribution Date multiplied by one-three hundred sixtieth (1/360th) of the product of the Class A-1 Pass-Through Rate and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

     "Class A-1 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-1 Certificateholders on each Distribution Date in accordance with Section 9.04.

     "Class A-1 Pass-Through Rate" means 6.23524% per annum, payable monthly at one-twelfth of the annual rate.

     "Class A-2 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-2.

     "Class A-2 Certificate Balance" means, at any time, the Initial Class A-2 Certificate Balance minus all distributions of Monthly Principal to Class A-2 Certificateholders made up to such time.

     "Class A-2 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-2 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-2 Certificate Balance.

     "Class A-2 Certificateholder" means the Person in whose name the respective Class A-2 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-2 Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "Class A-2 Final Scheduled Distribution Date" means the Distribution Date occurring in April 2003.

     "Class A-2 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: one-twelfth of the Class A-2 Pass-Through Rate multiplied by the Class A-2 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

     "Class A-2 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-2 Certificateholders on each Distribution Date in accordance with Section 9.04.

     "Class A-2 Pass-Through Rate" means 7.54000% per annum, payable monthly at one-twelfth of the annual rate.

     "Class A-3 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-3.

     "Class A-3 Certificate Balance" means, at any time, the Initial Class A-3 Certificate Balance minus all distributions of Monthly Principal to Class A-3 Certificateholders made up to such time.

     "Class A-3 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-3 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-3 Certificate Balance.

     "Class A-3 Certificateholder" means the Person in whose name the respective Class A-3 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-3 Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "Class A-3 Final Scheduled Distribution Date" means the Distribution Date occurring in April 2004.

     "Class A-3 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: one-twelfth of the Class A-3 Pass-Through Rate multiplied by the Class A-3 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

     "Class A-3 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-3 Certificateholders on each Distribution Date in accordance with Section 9.04.

     "Class A-3 Pass-Through Rate" means 7.64000% per annum, payable monthly at one-twelfth of the annual rate.

     "Class A-4 Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit A-4.

     "Class A-4 Certificate Balance" means, at any time, the Initial Class A-4 Certificate Balance minus all distributions of Monthly Principal to Class A-4 Certificateholders made up to such time.

     "Class A-4 Certificate Factor" means a seven digit decimal number computed by the Servicer and stated in the Servicer's Certificate which is computed by dividing the Class A-4 Certificate Balance (after giving effect to any prior distribution of Monthly Principal) by the Initial Class A-4 Certificate Balance.

     "Class A-4 Certificateholder" means the Person in whose name the respective Class A-4 Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A-4 Certificate registered in the name of the Depositor, the Servicer or BVAC, or any Person controlling, controlled by, or under common control with the Depositor or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

     "Class A-4 Final Scheduled Distribution Date" means the Distribution Date occurring in November 2010.

     "Class A-4 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: one-twelfth of the Class A-4 Pass-Through Rate multiplied by the Class A-4 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-4 Pass-Through Rate and the Class A-4 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

     "Class A-4 Monthly Principal" means that portion of Monthly Principal to be distributed to Class A-4 Certificateholders on each Distribution Date in accordance with Section 9.04.

     "Class A-4 Pass-Through Rate" means the lesser of 7.64000% per annum or the Net WAC Cap, payable monthly at one-twelfth of such annual rate.

     "Class IC Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form attached hereto as Exhibit B.

     "Class IC Certificateholder" means the Depositor or any Person in whose name the Class IC Certificate shall be registered in the Certificate Register.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means March 29, 2000.

     "Collected Interest" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period determined in accordance with the terms of a Simple Interest Receivable and on the actuarial or constant yield method (starting on the Cutoff Date) for a Precomputed Receivable.

     "Collected Principal" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to principal relating to such Collection Period determined in accordance with the terms of a Simple Interest Receivable and on the actuarial or constant yield method (starting on the Cutoff Date) for a Precomputed Receivable.

     "Collection Period" means (i) initially, the period from the day after the Cutoff Date to the end of the calendar month of March 2000 and (ii) thereafter, each calendar month, until the Trust shall terminate pursuant to Article 16.

     "Corporate Trust Office" means the office of the Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, NY 10006; Attention: Corporate Trust and Agency Services; Telecopy (212) 250-6439 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

     "Cutoff Date" means February 29, 2000.

     "Dealer" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to BVAC or a Named Lienholder under an existing agreement with BVAC or a Named Lienholder or who arranged for a loan from BVAC or a named Lienholder to the purchaser of a Financed Vehicle under an existing agreement with BVAC.

     "Defaulted Receivable" means, for any Collection Period, a Receivable as to which the earliest to occur of any of the following has occurred: (i) any payment was delinquent 120 days or more as of the last day of such Collection Period, (ii) the Financed Vehicle that secures the Receivable has been repossessed and liquidated, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Defaulted Receivable" shall not include any Receivable that has been repurchased pursuant to Section 7.02 or purchased pursuant to Section 8.07 and provided further, that any Advances made pursuant to Section 9.05 shall not be considered in the determination of the delinquency status with respect to such Receivable.

     "Definitive Certificate" means a Certificate defined as such in Section 11.08.

     "Depositor" means Bay View Securitization Corporation, a Delaware corporation, in its capacity as the depositor of the Receivables under this Agreement, and each successor to Bay View Securitization Corporation (in the same capacity) pursuant to Section 12.02.

     "Depository Agreement" means the agreement among the Depositor, the Trustee and the initial Clearing Agency in the form attached hereto as Exhibit C.

     "Determination Date" means, for each Collection Period, the 10th calendar day of the following month, (or in the event such day is not a Business Day, on the next succeeding Business Day).

     "Dissolution Distribution Date" means the Distribution Date following the liquidation of the trust corpus pursuant to Section 16.02.

     "Distribution Date" means, for each Collection Period, the 25th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day). The first Distribution Date shall be April 25, 2000.

     "Eligible Bank" means any depository institution with trust powers (including the Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (A) (i) has a long-term unsecured debt rating of at least Baa3 from Moody's and BBB- from Standard & Poor's and (ii) a short-term unsecured debt rating of at least P-2 from Moody's and A-2 from Standard & Poor's or (B) is approved by each Rating Agency and the Insurer.

     "Eligible Investment" means any of the following:

     (i) direct obligations of, and obligations the full and timely payment of principal and interest on which is fully guaranteed by, the United States of America, Fannie Mae, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

     (ii) (A) demand and time deposits in, certificates of deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, in each case subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

     (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) (A) above;

     (iv) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

     (v) commercial paper having an Approved Rating at the time of such investment;

     (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agency, provided that the Trustee shall have received written notice from the Rating Agency to the effect that the investment of funds in such a contract will not result in the reduction or withdrawal of any rating on the Certificates;

     (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and

     (viii) any other investment approved in advance in writing by the Rating Agencies and the Insurer.

     "Event of Default" means an event specified in Section 14.01.

     "Financed Vehicle" means a new or used automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Fiscal Agent" means the party designated as such under the Policy. The initial Fiscal Agent is State Street Bank and Trust Company, N.A. and its address for purposes of notice hereunder is 61 Broadway, 15th Floor, New York, New York 10006, Telephone (212) 612-3458, Fax: (212) 612- 3203, Attention:
Municipal Registrar and Payment Agent.

     "Holder" -- see "Certificateholder."

     "Initial Certificate Balance" means $356,559,839.

     "Initial Class A-1 Certificate Balance" means $64,000,000.

     "Initial Class A-2 Certificate Balance" means $132,000,000.

     "Initial Class A-3 Certificate Balance" means $80,000,000.

     "Initial Class A-4 Certificate Balance" means $80,559,839.

     "Insolvency Event" with respect to a party means (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee-in-bankruptcy or similar official for such party in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by such party to the appointment of a trustee-in-bankruptcy or similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to such party or of or relating to substantially all of its property; or (iii) such party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     "Insolvency Proceeding" means (i) the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Depositor, BVAC, BVCC or Bay View 2000-LJ-1 Auto Trust, or (ii) the commencement, after the Closing Date, of any proceedings by or against the Depositor, BVAC, BVCC or Bay View 2000-LJ-1 Auto Trust for the winding up or liquidation of its affairs or
(iii) the consent, after the Closing Date, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor, BVAC, BVCC or Bay View 2000-LJ-1 Auto Trust.

     "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among the Depositor, BVCC, BVAC individually and as Servicer, the Trustee and the Insurer pursuant to which the Insurer issued the Policy.

     "Insurance Fee" means for any Distribution Date, an amount equal to the Premium, as defined in the Premium Side Letter Agreement.

     "Insured Payment" means the amount payable in respect of a Preference Amount which the Insurer is required to pay pursuant to the terms of the Policy.

     "Insurer" means MBIA Insurance Corporation, a New York domiciled insurance company.

     "Interest Advance Amount" with respect to a Simple Interest Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date; and, with respect to a Precomputed Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to that portion of the earliest delinquent Scheduled Payment allocable to interest (using the actuarial or constant yield method).

     "Interest Shortfall" means, as to any Simple Interest Receivable as of the last day of any Collection Period, the amount, if any, by which (a) interest due on such Receivable exceeds (b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable as of the last day of any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method and after giving effect to the withdrawal of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Sections 8.02(b) and
9.09 hereof).

     "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable or related Financed Vehicle by operation of law.

     "Liquidation Proceeds" means the monies collected from whatever source, including insurance proceeds, on Defaulted Receivables, net of the sum of any reasonable amounts expended by the Servicer for the account of the Obligor plus any amounts required by law to be remitted to the Obligor. "Liquidation Proceeds" with respect to a Distribution Date means such monies collected during the preceding Collection Period.

     "Monthly Principal" means, for any Distribution Date, an amount equal to
(i) the Pool Balance at the close of business on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Pool Balance), less (ii) the Pool Balance at the close of business on the last day of the preceding Collection Period; provided, however, that: (i) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-1 Certificate Balance to zero on the Class A-1 Final Scheduled Distribution Date; (ii) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-2 Certificate Balance to zero on the Class A-2 Final Scheduled Distribution Date; (iii) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-3 Certificate Balance to zero on the Class A-3 Final Scheduled Distribution Date; and (iv) Monthly Principal will be increased by the amount, if any, which is necessary to reduce the Class A-4 Certificate Balance to zero on the Class A-4 Final Scheduled Distribution Date. Monthly Principal will not exceed the Certificate Balance.

     "Monthly Servicing Fee" means, (i) for the first Distribution Date, the product of the following: (one-twelfth of the Servicing Rate) multiplied by the Initial Certificate Balance and (ii) for any subsequent Distribution Date, one-twelfth of the product of (a) the Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on that such Distribution Date) and (b) the Servicing Rate.

     "Moody's" means Moody's Investors Service, Inc.

     "Named Lienholder" means either California Thrift and Loan, Bay View Credit or the Bank.

     "Net Principal Policy Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Policy with respect to Monthly Principal.

     "Net WAC Cap" means, for any Distribution Date, the annualized weighted average Note Rate for the Receivables, based on their respective Principal Balances as of the end of the immediately preceding Collection Period (after giving effect to all collections of principal made during such Collection Period), as calculated in accordance with generally accepted accounting principles, minus the sum of the per annum rate at which the Insurance Fee is calculated and the Servicing Rate.

     "Note Rate" means, with respect to a Receivable, the contract rate of interest on such Receivable, exclusive of prepaid finance charges.

     "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by BVAC, the Depositor or the Servicer.

     "Officers' Certificate" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of BVAC, the Depositor or the Servicer, as the case may be; provided that no individual shall sign in a dual capacity.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Depositor and/or Servicer, which counsel shall be acceptable to the Trustee.

     "Optional Purchase Price" means the amount specified as such in Section 16.02.

     "Original Pool Balance" means $356,559,839.

     "Outstanding Advances" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

     "Payahead" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with
Section 8.02(b) with respect to such Receivable.

     "Payahead Account" means the account designated as such, established and maintained pursuant to Section 9.09.

     "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 8.02(b) and 9.09.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Policy" means the irrevocable Financial Guaranty Insurance Policy dated as of the Closing Date issued by the Insurer to the Trustee for the benefit of the Class A Certificateholders and having a maximum amount available to be drawn in respect of Class A Monthly Interest and Monthly Principal equal to the Policy Amount.

     "Policy Amount" means with respect to any Distribution Date, the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds to distribute Monthly Principal on such Distribution Date) and (ii) the Net Principal Policy Amount, plus (B) Class A Monthly Interest, plus (C) the Monthly Servicing Fee.

     "Pool Balance" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for purposes of determining Monthly Principal, the Principal Balance of a Defaulted Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by BVAC) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Defaulted Receivable or a Purchased Receivable is actually purchased or repurchased.

     "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the rule of 78's or any equivalent method.

     "Preference Amounts" means any amount guaranteed pursuant to the Policy which is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee or any Certificateholder is required to return such voided payment, or any portion of such voided payment made or to be made in respect of the Class A Certificates (an "Avoided Payment").

     "Premium Side Letter Agreement" means the letter, dated as of the Closing Date, as defined in the Insurance Agreement.

     "Prepayment Charges," as used in the Agreement, shall be interpreted to include, without limitation, in the case of a Precomputed Receivable that is prepaid in full, the difference between the

Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed in accordance with the method provided for in the contract governing such Receivable, such as the rule of 78's.

     "Principal Balance" of a Simple Interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a Precomputed Receivable, as of the close of business on the Cutoff Date, means the gross principal balance of such Receivable on the records of the Servicer, net of unearned or accrued interest reflected therein, and as of the close of business on the last day of a Collection Period, means the Principal Balance as of the Cutoff Date minus that portion of all Scheduled Payments received with respect to such Receivable in respect of such Collection Period and all prior Collection Periods allocable to principal of such Receivable using the actuarial or constant yield method.

     "Principal Distribution Sequence" means that Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero, (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero, (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero, and (iv) to the Class A-4 Certificateholders until the Class A-4 Certificate Balance has been reduced to zero; provided, however, if the amount of Available Funds (together with amounts withdrawn from the Policy) are not sufficient on any Distribution Date to pay Monthly Principal in full, the amount of such funds available to pay Monthly Principal will be distributed pro rata to the Class A Certificateholders based upon the relative Certificate Balance of each class of Class A Certificates.

     "Purchase Agreement" means the Purchase Agreement, dated as of the Closing Date, by and between the Depositor and BVAC, as amended, supplemented or modified from time to time.

     "Purchase Amount" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

     "Purchased Receivable" means a Receivable purchased not later than the Determination Date of the month immediately following the respective Collection Period by the Servicer pursuant to Section 8.07 or repurchased not later than the Determination Date of the month immediately following the respective Collection Period by BVAC pursuant to Section 7.02.

     "Rating Agency" means each of Moody's and Standard & Poor's and their successors and assigns.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that, within 7 days of receipt of such notice, the Rating Agencies shall have notified the Depositor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Certificates.

     "Receivable" means any simple interest or pre-computed (add-on) interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to the Agreement.

     "Receivable Files" means the documents specified in Section 7.03.

     "Receivables" or "Receivables Pool" means those Receivables conveyed to the Trust by the Depositor listed as of the Cutoff Date in Schedule A.

     "Record Date" means, for any Distribution Date, the last day of the preceding Collection Period.

     "Recoveries" means Liquidation Proceeds received by the Servicer during the preceding calendar month on Defaulted Receivables.

     "Recoveries of Advances" means, for any Collection Period, all payments received by the Servicer by or on behalf of Obligors (other than Obligors with respect to Defaulted Receivables and excluding reimbursements of Outstanding Advances on Defaulted Receivables pursuant to Sections 9.04(a)(i) and 9.05) during such Collection Period representing recoveries of Interest Shortfalls for which Advances were made for prior Collection Periods.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any principal managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Scheduled Payment" on a Receivable means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance and to provide interest at the Note Rate.

     "Servicer" means Bay View Acceptance Corporation, a Nevada corporation, in its capacity as the servicer of the Receivables and each successor to Bay View Acceptance Corporation (in the same capacity) pursuant to Section 13.03 or 14.02.

     "Servicer's Certificate" means a certificate completed and executed by an officer of the Servicer pursuant to Section 8.09.

     "Servicing Rate" means .75%, payable monthly at one-twelfth of the annual rate, subject to adjustment with respect to a successor Servicer pursuant to
Section 14.02.

     "Simple Interest Receivables" means any Receivable which provides for equal monthly payments, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made. Payments on Simple Interest Receivables are applied, first, to collection fees, if any, then to applicable late charges, then to pay interest accrued to the date of such payment, then to principal due on such date, and then to further reduce the outstanding principal balance.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

     "State" means (i) any state of the United States of America or (ii) the District of Columbia.

     "Trigger Event" means any of the events identified as such in Section 6.01 of the Insurance Agreement.

     "Trust" means the trust created by the Agreement, the estate of which shall generally comprise the Receivables (other than Purchased Receivables) and all monies paid on the Receivables, and all monies due thereon, including Accrued Interest, after the Cutoff Date; security interests in the Financed Vehicles; funds deposited in the Certificate Account and Payahead Account; all documents contained in the Receivable Files; any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; any Liquidation Proceeds and any rights of the Depositor in proceeds from claims or refunds of premiums on any physical damage, credit life, disability, and hospitalization insurance policies covering Financed Vehicles or Obligors; the interest of the Depositor in recourse to Dealers relating to certain of the Receivables; the proceeds of the foregoing; and the rights of the Depositor under the Purchase Agreement, including without limitation Section 3.03 thereof.

     "Trustee" means Bankers Trust Company, a banking corporation organized under the laws of the State of New York and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

     "Trustee's Certificate" means a certificate completed and executed by the Trustee by a Responsible Officer pursuant to Section 15.02, substantially in the form of, in the case of an assignment to BVAC, Exhibit 1, and in the case of an assignment to the Servicer, Exhibit 2.

     "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of March 24, 2000, among BVAC, the Depositor, BVCC and PaineWebber Incorporated and Morgan Stanley & Co. Incorporated.

     SECTION 2.02. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

     SECTION 2.03. Cutoff Date and Record Date. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

     SECTION 2.04. Section References. All section references in this Agreement shall be to Sections in this Agreement unless otherwise specified.


                                 ARTICLE III

                          CONVEYANCE OF RECEIVABLES

     In consideration of the Trustee's delivery to or upon the order of the Depositor of Class A Certificates with a Certificate Balance equal to the Original Pool Balance and the Class IC Certificate the Depositor does hereby sell, transfer, assign, and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders and the Insurer, without recourse (subject to the obligations herein):

     (i) all right, title, and interest of the Depositor in and to the Receivables listed in Schedule A hereto;

     (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

     (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any physical damage, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

     (iv)  funds deposited in the Certificate Account;

     (v) the interest of the Depositor in any proceeds from recourse to Dealers relating to the Receivables;

     (vi)  all documents contained in the Receivable Files;

     (vii) all monies paid on the Receivables, and all monies due thereon, including Accrued Interest, after the Cutoff Date with respect to the Receivables held by the Servicer;

     (viii) all rights of the Depositor under the Purchase Agreement, including without limitation the rights of the Depositor pursuant to Section 3.03 thereof to require BVAC to repurchase any Receivables as to which there has been a breach of the representations and warranties contained therein;

     (ix)  the benefits of the Policy; and

     (x)   all proceeds of the foregoing.

     The Depositor does hereby further assign, convey, pledge and grant a security interest in (i) any and all other right, title and interest, including any beneficial interest the Depositor may have in the Certificate Account and the funds deposited therein, and (ii) any proceeds of any of the foregoing, to the Trustee and for the benefit of the Certificateholders to secure amounts payable to Certificateholders as provided under this Agreement.

     The Depositor does not convey to the Trustee any interest in any contracts with Dealers related to any "dealer reserve" or any rights to the recapture of any dealer reserve.


                                   ARTICLE IV

                              ACCEPTANCE BY TRUSTEE

     The Trustee does hereby accept all consideration conveyed by the Depositor pursuant to Article III, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders and the Insurer, subject to the terms and provisions of this Agreement.


                                    ARTICLE V

                   INFORMATION DELIVERED TO THE RATING AGENCY

     (a) The Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Trustee and the Insurer pursuant to Section 8.09, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of Default that it delivers to the Trustee pursuant to Section 8.10, (iii) a copy of each annual certified public accountant's report that it delivers to the Trustee pursuant to
Section 8.11, (iv) a statement for each Collection Period including delinquency and loss information for the Receivables, the amount of any draws on the Policy,
(v) written notice of any merger, consolidation, or other succession of the Servicer, pursuant to Section 13.03, or the Depositor, pursuant to Section 12.03, (vi) a copy of each amendment to this Agreement and (vii) any Opinion of Counsel delivered to the Trustee pursuant to Section 17.02(i).

     (b) Each of the Trustee and the Servicer hereby expresses its intention to deliver promptly to the Rating Agency (i) a copy of each statement or notification to Certificateholders delivered pursuant to Section 14.03 or 15.10,
(ii) a copy of each amendment to this Agreement and (iii) a copy of the notice of termination of the Trust provided to Certificateholders pursuant to Section 16.01.

     (c) For purposes of delivery pursuant to paragraphs (a) and (b) of this
Article V, the addresses for the Rating Agencies are:

     Structured Finance/Asset Backed Surveillance Group
     Standard & Poor's Ratings Group, a division of
     McGraw-Hill, Inc.
     55 Water Street, 41st Floor
     New York, New York 10041

     Moody's Investors Service, Inc.
     Attention:  ABS Monitoring Department
     4th Floor
     99 Church Street
     New York, New York 10007

     (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Trustee to comply with any or all of the provisions of this Article V shall not constitute an Event of Default or a default of any kind under this Agreement or make any remedy available to any Person.


                                   ARTICLE VI

                                AGENT FOR SERVICE

     The agent for service for the Depositor shall be Douglas J. Wallis, Secretary of the Depositor. Any and all service on the agent for service of the Depositor shall be sent to Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403.

     The agent for service for the Servicer shall be James Badame, President of the Servicer. Any and all service on the agent for service of the Servicer shall be sent to Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724.

                                 ARTICLE VII

                               THE RECEIVABLES

     SECTION 7.01. Representations and Warranties of Depositor. Pursuant to
Article III, the Depositor has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Depositor in the Purchase Agreement as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Purchase Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

     (a) The Depositor hereby represents and warrants to the Trustee that it has entered into the Purchase Agreement with BVAC, that BVAC has made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Depositor, and that pursuant to
Article III of this Agreement the Depositor has transferred and assigned to the Trustee all rights of the Depositor to cause BVAC under the Purchase Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

     (b) It is the intention of the Depositor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Depositor to the Trust and that the beneficial interest in and title to the Receivables not be part of the receivership estate in the event of the appointment of a receiver for the Depositor. No Receivable has been sold, transferred, assigned, or pledged by the Depositor to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable free and clear of all liens, and, immediately upon the transfer thereof, the Trustee (for the benefit of the Certificateholders and the Insurer) shall have good and marketable title to each Receivable, free and clear of all liens and rights of others, except for the rights of the Certificateholders and the Insurer; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Receivables shall have been made.

     (c) The Depositor further represents and warrants that it shall not incur any indebtedness or issue and sell any securities directly or indirectly, unless recourse with respect to such indebtedness or securities is limited solely to the specific assets securing such indebtedness or securities, and in all events without recourse to the Receivables or Financed Vehicles.

     SECTION 7.02. Repurchase Upon Breach. The Depositor, BVAC, the Servicer, or the Trustee, as the case may be, shall inform the Insurer and the other parties (the Depositor, BVAC, the Servicer or the Trustee, as the case may be) promptly, in writing, upon the discovery of any breach of the representations and warranties contained in the Purchase Agreement or upon the discovery that any Receivable has been materially and adversely affected because a court has determined that a Receivable secured by a Financed Vehicle registered in a state other than California is not perfected by a first priority perfected security interest in the Financed Vehicle in favor of the Trustee.

This obligation shall not constitute an obligation on the part of the Trustee to actively seek to discover any such breaches. Unless the breach or failure to so perfect shall have been cured by the second Record Date following the discovery, BVAC, pursuant to its obligations under the Purchase Agreement, shall repurchase any Receivable materially and adversely affected by the breach or failure to so perfect as of such Record Date (or, at BVAC's option, the first Record Date following the discovery). In consideration of the purchase of the Receivable, BVAC shall remit the Purchase Amount, in the manner specified in Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the representations and warranties referred to in Section
7.01 shall be to require BVAC to repurchase Receivables pursuant to the Purchase Agreement and this Section 7.02.

     SECTION 7.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, for the benefit of the Trust and the Certificateholders, to act as the agent of the Trust as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

     (i)   The original of the Receivable.

     (ii)  The original credit application fully executed by the Obligor.

     (iii) The original certificate of title or such documents that the Depositor or Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of BVAC in the Financed Vehicle.

     (iv) Any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

     SECTION 7.04.  Duties of Servicer as Custodian.

     (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trust for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trustee and Servicer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee in writing any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure; provided, however, notwithstanding anything to the contrary in Section 7.03 or this Section 7.04, the Servicer shall not be required to possess the original of Receivables representing less than 2% of the Original Pool Balance until 30 days following the Closing Date.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trustee by prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

     (c) Release of Documents. Upon instruction from the Trustee, the Servicer shall release any document in a Receivable File to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

     SECTION 7.05. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

     SECTION 7.06. Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify the Trust and the Trustee (which shall include, for purposes of this Section 7.06, its directors, officers, employees and agents) for any and all claims, liabilities, obligations, penalties, stamp or other similar taxes, actions, suits, judgments, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trust or the Trustee as the result of any act or omission in any way directly or indirectly relating to the maintenance and custody by the Servicer of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee for any portion of any such amount resulting from the willful misconduct, bad faith, or negligence of the Trustee. This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

     SECTION 7.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 7.07. If the Servicer shall resign in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 14.01, the appointment of the Servicer as custodian may be terminated (i) by the Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, (ii) by the Holders of Certificates evidencing not less than 25% of the Certificate Balance with the consent of the Insurer, which consent shall not be unreasonably withheld, or (iii) by the Insurer, without the consent of the Holders of the Certificates (and, as to the rights of the Insurer under (i), (ii) or (iii), so long as the Insurer is not in default of its obligations under the Policy). The Trustee, on behalf of the Trust, may terminate the Servicer's appointment as custodian with cause at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee, with the consent of the Insurer, may reasonably designate.

                                  ARTICLE VIII

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 8.01. Duties of Servicer. The Servicer, for the benefit of the Trust and the Certificateholders, shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself. The Servicer's duties shall include collection and posting of all payments, making Advances (in accordance with Section 9.05), responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Trustee shall execute at the Servicer's written request any documents prepared by the Servicer and delivered to the Trustee for execution that are necessary or appropriate in the Servicer's sole judgment to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 8.02. Collection of Receivable Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of such Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding at the Final Scheduled Distribution Date, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 8.07 (unless such Receivable is otherwise being purchased pursuant to Section 16.02) as of the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date. The Servicer may in its discretion waive any late payment charge or any other fees that it is entitled to retain under
Section 8.08, or other fee (to the extent consistent with its credit and collection policy on the Closing Date) that may be collected in the ordinary course of servicing a Receivable.

     (b) All allocations of payments with respect to a Simple Interest Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on the basis of a thirty-day month and a 360-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a Simple Interest Receivable shall be applied first to collection fees, if any; second, to late charges, if any, accrued on such Receivable; third to the amount of interest accrued on such Receivable to the date of receipt; fourth to principal due on such Receivable; and, last, to reduce the remaining principal amount outstanding on such Receivable. All allocations of payments with respect to a Precomputed Receivable to principal and interest shall be made using the actuarial or constant yield method. Payments made by or on behalf of an Obligor, including any prior Payaheads made and added to the Payahead Balance, with respect to a Precomputed Receivable shall be applied first to overdue Scheduled Payments (including reduction of Outstanding Advances as provided in Section 9.04). Next, any excess shall be applied to the Scheduled Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if such Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

     SECTION 8.03. Realization Upon Receivables. (a) On behalf of the Trust the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

     (b) Unless otherwise stated in this Agreement, the Servicer shall either purchase or liquidate each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Defaulted Receivable either (i) by the end of the Collection Period preceding the Class A-4 Final Scheduled Distribution Date or (ii) if earlier, by the end of the Collection Period during which such Receivable became a Defaulted Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards.

     (c) With respect to any Precomputed Receivable, to the extent such Precomputed Receivable has not paid by the maturity thereof the amount equal to the related Principal Balance as of the Cutoff Date, the Servicer shall remit to the Certificate Account an amount equal to such difference.

     SECTION 8.04. Physical Damage Insurance. The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall be named as a loss payee as Servicer for the Trust on all lender's collateral protection insurance coverage obtained on the Receivables.

     SECTION 8.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 8.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Certificateholders in the Receivables, nor shall the Servicer change the amount of the Scheduled Payment under a Receivable or change the Amount Financed under a Receivable or reduce the Note Rate of a Receivable (except if so ordered by a bankruptcy court in a proceeding concerning the Obligor).

     SECTION 8.07. Purchase of Receivables Upon Breach. The Servicer or the Trustee shall inform the other party and the Insurer promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section
8.06. This obligation shall not constitute an obligation on the part of the Trustee to discover any such breaches. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which such breach was discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 9.03. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 8.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 8.07, except as provided in Section 13.02.

     SECTION 8.08. Servicing Fee. The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 14.02). The Servicer shall be entitled to retain from payments of interest on the Receivables collected during a Collection Period an amount equal to the Monthly Servicing Fee due the Servicer in respect of such Collection Period and need not deposit such amount in the Certificate Account. The Servicer shall also be entitled to retain, and need not deposit in the Certificate Account, all late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to Receivables, if any, collected (from whatever source) on the Receivables. The Monthly Servicing Fee will be paid only out of the funds of the Trust and not from the Trustee's own funds. So long as Bay View Acceptance Corporation or an Affiliate is the Servicer, if the Servicer fails to pay the Trustee's fees and expenses pursuant to Section 15.07, the Trustee shall be entitled to receive such amount from the Monthly Servicing Fee prior to payment thereof to the Servicer and the Servicer shall not retain from collections that portion of the Monthly Servicing Fee equal to any fees of the Trustee that are due and payable and any unpaid amount that the Servicer has received notice is due the Trustee as reimbursement for expenses.

     SECTION 8.09. Servicer's Certificate. On or before the Determination Date following each Collection Period, the Servicer shall deliver to the Trustee and the Insurer a Servicer's Certificate in substantially the form of Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to Section 9.04 for the Collection Period preceding the date of such Servicer's Certificate, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by BVAC and purchased by the Servicer, (C) with respect to Precomputed Receivables the net deposit from the Certificate Account to the Payahead Account or the net withdrawal from the Payahead Account to the Certificate Account required for the Collection Period in accordance with Section 9.09, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with this Agreement, (D) current and cumulative information respecting (i) delinquent Receivables that are 30, 60 and 90 days past due, and (ii) charge-offs, the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and recoveries on charged off Receivables; and (E) each other item listed in Section 9.04 hereof reasonably requested by the Rating Agency or the Insurer in order to monitor the performance of the Receivables. Receivables purchased by BVAC as of the last day of such Collection Period shall be identified by the BVAC account number with respect to such Receivable (as specified in Schedule A to this Agreement).

     SECTION 8.10. Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Trustee and the Insurer, on or before April 30 of each year, beginning on the first April 30 that is at least six months after the Closing Date, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the initial Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the Report referred to in Section 8.11 may be obtained by any Certificateholder at its own expense by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to a Responsible Officer of the Trustee and the Insurer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 14.01. The Depositor or the Servicer shall deliver to a Responsible Officer of the Trustee and the Insurer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (ii) of Section 14.01.

     SECTION 8.11. Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, to deliver to the Trustee and the Insurer on or before March 31 of each year concerning the 12-month period ended December 31 of the preceding year (or shorter period since the date of this Agreement), beginning on the first December 31 following the first March 31 after the Closing Date, a report addressed to the Board of Directors of the Servicer and to the Trustee, to the effect that such firm has reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to new or used automobile, light-duty truck, motorcycle, recreational vehicle, sport utility vehicle and van loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, van or light truck loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 8.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders access to the Receivables Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.12.

     SECTION 8.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of its agents, independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Certificateholders.

     SECTION 8.14. Reports to Certificateholders. The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any certificate described in Section 8.09, or the annual statement described in Section 8.10, or the annual report described in Section
8.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

                                   ARTICLE IX

                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

     SECTION 9.01. Certificate Account. The Servicer, on behalf of the Trust, shall establish the Certificate Account with an Eligible Bank as a segregated non-interest bearing, trust account in the name of the Trust for the benefit of Certificateholders with the Corporate Trust Office of the Trustee. The Servicer shall direct the Trustee to invest the amounts in the Certificate Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date and to hold such Eligible Investments to maturity. The Trustee (or its custodian) shall (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Trustee or registered in the name of the Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Trustee.

     SECTION 9.02. Collections. The Servicer shall remit to the Certificate Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds, both as collected during the Collection Period net of Monthly Servicing Fees and administrative fees allowed to be retained by the Servicer pursuant to Section 8.08 and net of charge backs (attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws) not later than the second Business Day following the Business Day on which such amounts are received by the Servicer. Notwithstanding the foregoing, for so long as (a) BVAC or an Affiliate remains the Servicer, (b) no Event of Default shall have occurred and be continuing and (c)(1) BVAC (or an Affiliate succeeding BVAC as Servicer) maintains a short-term rating of at least A-1 by Standard & Poor's and P-l by Moody's (and for five Business Days following a reduction in either such rating) or (2) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with) and the prior written consent of the Insurer (not to be unreasonably withheld) shall have been obtained, BVAC, as Servicer, or an Affiliate with the consent of the Insurer, may remit all such payments and Liquidation Proceeds with respect to any Collection Period to the Certificate Account on a less frequent basis, but in no event later than the Determination Date immediately preceding each Distribution Date. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account on or before the Determination Date.

     On each Determination Date, the Servicer shall determine (a) the amount of payments on all Receivables and all Liquidation Proceeds received during such Collection Period, the amount of Advances for such Collection Period, and the Purchase Amount for all Receivables purchased or repurchased with respect to such Collection Period which have been deposited in the Certificate Account (net of amounts required to be paid pursuant to Section 9.04(d), excluding investment income on all such amounts, and not including amounts required to be paid pursuant to Sections 7.02, 8.07, and 9.05 but not so paid) after giving effect to the net transfer from the Certificate Account to the Payahead Account or from the Payahead Account to the Certificate

Account as provided in Section 9.09, (the "Available Funds"), and (b) the amount of funds necessary to make the distributions required pursuant to Sections 9.04(a)(i) through (viii), inclusive, on the next Distribution Date. The Servicer shall by a Servicer's Certificate notify the Trustee of such amounts by telecopy to the Corporate Trust Office at the number specified in the Agreement (or such other number as the Trustee may from time to time provide), followed promptly by mailing such notice to the Trustee at the Corporate Trust Office and to the Insurer. On each Distribution Date, the Trustee, or the Servicer on its behalf, shall effect the net transfer between the Certificate Account and the Payahead Account as required by Section 9.09 for such Distribution Date.

     On any Distribution Date on which there are not sufficient Available Funds to make the distributions required pursuant to Sections 9.04(a)(i) through (iv) the Trustee, or the Servicer on its behalf, shall promptly (and in any event not later than 1:00 p.m. New York City time on the Business Day preceding the Distribution Date) deliver a Notice for Payment as defined in the Policy (appropriately completed) to the Fiscal Agent with respect to the Policy. The Insurer is required pursuant to Section 10.03 and the terms of the Policy to pay the amount of such deficiency of Class A Monthly Interest and Monthly Principal, up to the Policy Amount.

     The Trustee shall deposit in the Certificate Account all amounts received pursuant to Article III of the Agreement and any funds received by the Trustee in respect of funds drawn under the Policy from the Insurer.

     If the Available Funds for a Distribution Date are insufficient to pay current and past due Insurance Fees, or any amounts owing to the Insurer pursuant to the Insurance Agreement including, without limitation, reimbursements, indemnities, fees and expenses, plus accrued interest thereon, to the Insurer, the Servicer shall notify the Trustee of such deficiency.

     SECTION 9.03. Purchase Amounts. Not later than the Determination Date, BVAC or the Servicer, as the case may be, shall remit to the Certificate Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02 and 8.07.

     SECTION 9.04.  Distributions to Parties.

     (a) On each Distribution Date, the Trustee shall apply or cause to be applied the Available Funds in the Certificate Account for the prior Collection Period, (plus any amounts drawn on the Policy pursuant to Section 9.02), to make the following distributions in the listed order of priority:

     (i) Without duplication, an amount equal to the sum of (y) Outstanding Advances on all Receivables that became Defaulted Receivables during the prior Collection Period, plus (z) Outstanding Advances which the Servicer determines to be unrecoverable pursuant to Section 9.05, to the Servicer;

     (ii) To the extent not previously distributed to the Servicer, the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer;

     (iii) Pro rata Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders;

     (iv) Monthly Principal, together with any overdue Monthly Principal, to the Class A Certificateholders entitled to receive Monthly Principal in accordance with the Principal Distribution Sequence;

     (v) The Insurance Fee, including any overdue Insurance Fee, plus accrued interest thereon at the rate provided in the Insurance Agreement, to the Insurer;

     (vi) The amount of Recoveries of Advances, to the Servicer (to the extent not applied pursuant to (i) above on or prior to such Distribution Date);

     (vii) The aggregate amount of all unreimbursed draws made on the Policy in respect of Class A Monthly Interest and Monthly Principal and any other amounts payable to the Insurer under the Insurance Agreement, plus accrued interest thereon at the rate provided in the Insurance Agreement, to the Insurer or an account designated by the Insurer; and

     (viii) The balance to the Class IC Certificateholder.


     (b) (i) If on any Distribution Date there are not sufficient Available Funds (together with amounts drawn on the Policy) to pay the distribution required by Section 9.04(a)(iii), the Available Funds distributable under
Section 9.04(a)(iii) shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A Certificateholders, to the sum of the distributions required by Section 9.04(a)(iii) to the Class A Certificateholders.

     (ii) Notwithstanding the foregoing, if the Servicer exercises its option to purchase the remaining corpus of the Trust on any Distribution Date pursuant to
Section 16.02, the following shall apply: (a) the Available Funds and amounts drawn on the Policy in respect only of Monthly Interest and Monthly Principal with respect to the immediately preceding Distribution Date as determined in accordance with Section 9.02 and 9.04 shall be distributed to Certificateholders on such Distribution Date; (b) the Policy will not be available to pay any shortfall of Monthly Interest or Monthly Principal after a disposition of the Receivables pursuant to Section 16.02; and (c) the Optional Purchase Price and any remaining assets of the Trust shall be distributed to Certificateholders on such Distribution Date based on their Adjusted Capital Accounts (as defined in Section 6(c)(iv) of Annex A attached hereto) in accordance with Section 6(b)(iii) and Section 9 of Annex A attached hereto.

     (iii) In making such distributions the Trustee shall be entitled to conclusively rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Certificate delivered to the Trustee pursuant to Section 8.09 hereof.

     (iv) All monthly distributions shall be made by wire transfer of immediately available funds to each Certificateholder of record on the preceding Record Date. Notwithstanding the foregoing, the final payment on each Certificate shall be made only against presentation and surrender of the Certificate at the office or agency then maintained by the Trustee in accordance with Section 11.07.

     (c) On each Distribution Date, the Trustee shall remit to the Servicer all investment income earned through the last day of the preceding Collection Period on amounts held from time to time in the Certificate Account.

     (d) On each Distribution Date, if the Servicer has reported to the Trustee in the Servicer's Certificate for any Collection Period that an Obligor or an Obligor's representative or successor successfully shall have asserted a claim or defense under bankruptcy law or similar laws for the protection of creditors generally (including the avoidance of a preferential transfer under bankruptcy law) that results in a liability of the Trust to such Obligor for monies previously collected and remitted to the Trustee and not otherwise netted against collections pursuant to Section 9.02, the Trustee shall make all payments in respect of such claims or defenses out of the amounts on deposit in the Certificate Account with respect to such Collection Period before making the distributions required by paragraph (a) of this Section 9.04.

     (e) If the Servicer has failed to provide the Trustee with the notice required pursuant to Section 9.02, the Trustee may calculate Monthly Interest and Monthly Principal and apply funds, if any, in the Certificate Account as of the last day of the Collection Period, to make a distribution of Monthly Interest and Monthly Principal to the Certificateholders.

     SECTION 9.05. Advances. (a) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the initial Collection Period, over the Collected Interest for such Collection Period; and (b) as of the last day of each Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.05 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount. The Servicer shall remit any Advances with respect to a Collection Period to the Certificate Account by the related Determination Date.

     If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

     No successor Servicer shall be obligated to make Advances under this Agreement and shall not be liable for Advances incurred by the Servicer before the commencement of performance by such successor Servicer.

     SECTION 9.06. Net Deposits. For so long as BVAC or an Affiliate, is the Servicer, BVAC (or an Affiliate succeeding BVAC as Servicer with the consent of the Insurer) (in whatever capacity) may make the remittances with respect to any Distribution Date pursuant to Section 9.02 above, net of amounts to be distributed to itself or its delegee under Section 13.06 (also in whatever capacity) pursuant to Section 9.04, if it determines pursuant to Section 9.02 that there is no deficiency in Available Funds for such Distribution Date. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed.

     SECTION 9.07. Statements to Certificateholders. On each Distribution Date, the Trustee shall mail to the Rating Agency and the Certificateholders the Servicer's Certificate furnished to the Trustee by the Servicer pursuant to
Section 8.09.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the annual sum of the respective amounts determined in items 5 through 11 of the Servicer's Certificate for such calendar year, as applicable to such Person, or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such Certificateholder, for the purposes of such Certificateholder's preparation of federal income tax returns pursuant to
Section 5(b) of Annex A hereto. To the extent required by applicable law, the Servicer shall prepare or cause to be prepared and the Class IC Certificateholder or the Trustee shall sign the tax returns of the Trust and shall file such returns and such of the above information with the Internal Revenue Service.

     SECTION 9.08.  Intentionally Blank.

     SECTION 9.09. Payahead Account. The Servicer shall establish the Payahead Account in the name of the Trustee on behalf of the Obligors and the Certificateholders as their interests may appear. The Payahead Account shall be a segregated non-interest bearing trust account established with an Eligible Bank (which may be the Trustee). Amounts in the Payahead Account shall be invested in Eligible Investments that mature not later than the Business Day prior to the next succeeding Distribution Date. Investment income or interest earned on the Payahead Account shall be remitted to the Servicer at least monthly, or as frequently as the Servicer may reasonably request. On or prior to each Distribution Date, the Servicer shall transfer or the Trustee (as instructed in the Servicer's Certificate) shall transfer (a) from the Certificate Account to the Payahead Account, in immediately available funds, all Payaheads received by the Servicer and previously deposited to the Certificate Account during the Collection Period as described in Section 9.02; and (b) from the Payahead Account to the Certificate Account, in immediately available funds, the aggregate amount of previously deposited Payaheads to be applied to Scheduled Payments on Precomputed Receivables for the related Collection Period or prepayments for the related Collection Period, pursuant to Section 8.02(b), each in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer between the Payahead Account and the Certificate Account may be made. Any amount deposited in the Payahead Account shall not constitute Available Funds under Section 9.02. Any amount deposited to the Certificate Account from the Payahead Account pursuant to Section 9.09(b) shall be included in Available Funds under Section 9.02.

     SECTION 9.10.  Intentionally Blank.


                                    ARTICLE X

                               CREDIT ENHANCEMENT

     SECTION 10.01. Subordination. The rights of the Class IC Certificateholder shall be subordinated to the rights of the Class A Certificateholders to the extent described in Section 9.04.

     SECTION 10.02.  Intentionally Blank.

     SECTION 10.03.  Policy.

     (a) The Insurer is required under the terms of the Policy to pay Class A Monthly Interest and Monthly Principal up to the Policy Amount in the event of any deficiency of Available Funds to pay such amounts (after permitted reimbursements of Outstanding Advances and payment of the Monthly Servicing Fee) as determined pursuant to Section 9.02 to the Trustee for credit to the Certificate Account on the later of (a) 12:00 noon, New York City time, on the Distribution Date and (b) 12:00 noon, New York City time, on the Business Day immediately succeeding presentation to the Fiscal Agent of the Trustee's demand therefor. Any demand for payment pursuant to Section 9.02 to the Fiscal Agent received by the Fiscal Agent on a Business Day after 1:00 p.m., New York City time, or on any day that is not a Business Day, will be deemed to be received by the Fiscal Agent at 9:00 a.m., New York City time, on the next Business Day. A copy of any notice to the Fiscal Agent shall be promptly sent to the Insurer, provided, however, that any failure to do so will not relieve the Insurer of its obligations pursuant to this Section 10.03. Notwithstanding the foregoing, on a Dissolution Distribution Date, the obligations of the Insurer under the Policy shall be limited in accordance with Section 9.04(b)(iii). The Trustee hereby agrees on behalf of each Class A Certificateholder (and each Class A Certificateholder, by its acceptance of its Certificates, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Class A Certificateholders the extent of such payments. Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Class A Certificates pursuant to Section 9.04 hereof.

     (b) The Insurer shall pay any Preference Amounts, but only after there shall have been delivered to the Insurer and the Fiscal Agent (x) a certified copy of a final order of the court exercising jurisdiction in the Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof prior to the Termination Date (as defined in the Policy) of the

Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in the form of Exhibit D to the Policy, irrevocably assigning to the Insurer all rights and claims of such Trustee relating to or arising under such Avoided Payment and (z) a Notice for Payment in the form of Exhibit A to the Policy appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly. In no event shall the Insurer pay more than one Insured Payment in respect of any Preference Amount.

     The Trustee, for itself and on behalf of the Certificateholders, agrees that the Insurer may at any time during the continuation of any proceeding relating to a Final Order direct all matters relating to such Final Order, including, without limitation, the direction of any appeal of any order relating to such Final Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated, to the extent of the Insured Payments, to the rights of BVAC, the Servicer, the Depositor, the Trustee and each Certificateholder in the conduct of any preference claim, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.

                                   ARTICLE XI

                                THE CERTIFICATES

     SECTION 11.01. The Certificates. The Class A Certificates shall be issued in denominations of $1,000 and integral multiples thereof except that one Certificate of each Class may be issued in a different denomination. The Class IC Certificate shall be issued in the form of one or more Certificates and shall initially be issued to the Depositor. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     SECTION 11.02. Authentication of Certificates. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Depositor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the forms of Certificate attached as Exhibits to this Agreement, executed by a Responsible Officer of the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 11.03. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 11.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee, provided, however, that registration of transfer of the Class IC Certificate may not be effected unless the Trustee receives an Opinion of Counsel, reasonably satisfactory to it, to the effect that such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 11.04. Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 11.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
11.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 11.05. Persons Deemed Owners. Prior to registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 9.04 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 11.06. Access to Agreement and List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Certificate Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. The Trustee shall also allow any Certificateholder, upon request, to examine a copy of this Agreement at its Corporate Trust Office during regular business hours. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 11.07. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 11.08. Book-Entry Certificates. The Class A Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Class A Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 11.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 11.10:

     (i) the provisions of this Section 11.08 shall be in full force and effect;

     (ii) the Depositor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates) as the authorized representatives of the Certificate Owners (requests and directions from, and votes of, such representatives shall not be considered inconsistent if they are made with respect to different Certificate Owners);

     (iii) to the extent that the provisions of this Section 11.08 conflict with any other provisions of this Agreement, the provisions of this Section 11.08 shall control; and

     (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 11.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants.

     SECTION 11.09. Notices to Clearing Agency. Whenever notice or other communication to the Class A Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 11.10, the Trustee shall give all such notices and communications specified herein to be given to such Certificateholders to the Clearing Agency.

     SECTION 11.10. Definitive Certificates. The Class IC Certificate will be issued initially in fully registered, certificated form. If (i)(A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Depositor is unable to locate a qualified successor,
(ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Certificate Balance advise the Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed on or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 11.11. The Tax Partnership Agreement. Each of the Class A Certificateholders and the Class IC Certificateholder agrees to be bound by the terms of the Tax Partnership Agreement attached hereto as Annex A.

                                   ARTICLE XII

                                  THE DEPOSITOR

     SECTION 12.01. Representations and Undertakings of Depositor. (a) The Depositor makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust.

     (i) Organization and Good Standing. The Depositor shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

     (ii) Due Qualification. The Depositor shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of this Agreement or the Certificates.

     (iii) Power and Authority. The Depositor shall have the power and authority to execute and deliver this Agreement and to carry out its terms, the Depositor shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery, and performance of the Agreement shall have been duly authorized by the Depositor by all necessary corporate action.

     (iv) Valid Sale; Binding Obligations. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Depositor; and shall evidence a legal, valid, and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (v) No Violation. The consummation of the transactions contemplated by the Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, or other instrument to which the Depositor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the

Depositor's knowledge, any order, rule, or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     (vii) No Subsidiaries. The Depositor neither currently has nor will have any subsidiaries.

     (b) The Depositor further covenants that, prior to termination of the
Trust:

     (i) It will not engage at any time in any business or business activity other than such activities expressly set forth in its Certificate of Incorporation delivered to the Insurer on or prior to the Closing Date, and will not amend its Certificate of Incorporation without the prior written consent of the Insurer.

     (ii)  It will not:

     (A) Fail to do all things necessary to maintain its corporate existence separate and apart from BVCC and any other Person, including, without limitation, holding regular meetings of its stockholders and board of directors and maintaining appropriate corporate books and records (including a current minute book);

     (B) Suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person other than its own officers and directors to customarily delegated to others under powers of attorney) for which a corporation's own Officers and directors would customarily be responsible;

     (C) Fail to (I) maintain or cause to be maintained by an agent of the Depositor under the Depositor's control physical possession of all its books and records, (II) maintain capitalization adequate for the conduct of its business,
(III) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (IV) segregate and identify separately all of its assets from those of any other Person, (V) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Depositor, or (VI) maintain a separate telephone number from those of BVCC or any other affiliate thereof.

     (D) Except as may be provided in this Agreement, or a similar agreement relating to other securitizations in which the Depositor has similar rights and/or obligations, commingle its funds with those of BVCC or any affiliate thereof or use its funds for other than the Depositor's uses.

     SECTION 12.02. Merger or Consolidation of, or Assumption of the Obligations of Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Depositor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Depositor shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the forgoing, the Depositor shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without the prior written consent of the Insurer, not to be unreasonably withheld and without notifying the Rating Agency of the proposed merger or consolidation.

     SECTION 12.03. Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 12.04. Depositor May Own Certificates. The Depositor and any Person controlling, controlled by, or under common control with the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" and "Class A Certificateholder." Certificates so owned by or pledged to the Depositor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE XIII

                                  THE SERVICER

     SECTION 13.01. Representations of Servicer. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trustee.

     (i) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

     (ii) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to so qualify would not materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of this Agreement or the Certificates.

     (iii) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

     (iv) Binding Obligations. This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) which might adversely affect the federal income tax attributes of the Certificates.

     SECTION 13.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (i) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

     (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and the Trust from and against any taxes that may at any time be asserted against the Trustee, its officers, directors, employees or agents or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes, including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates and costs and expenses in defending against the same.

     (iii) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through any act or omission of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, provided, however, that the Servicer shall not be liable to the Trustee for any portion of any such amount resulting from the willful misconduct, bad faith, or negligence of the Trustee.

     (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee, its officers, directors, employees and agents, and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee;
(c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 15.13; or (d) shall arise out of or be incurred in connection with the acceptance or performance by the Trustee of the duties of successor Servicer hereunder.

     Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Trustee's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and convenants not to sue the Trustee for any action taken or omitted under this Agreement except to the extent caused by the Trustee's failure to perform its duties under this Agreement, negligence or willful misconduct. Anything in this Agreement to the contrary withstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Indemnification under this Section 13.02 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. This indemnification shall survive the termination of this Agreement or the Trust and the resignation or removal of the Trustee or the Servicer.

     SECTION 13.03. Merger or Consolidation of, or Assumption of the Obligations of Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to all or substantially all of the properties and assets of the Servicer's indirect automobile financing and receivables servicing business or (d) that is an Affiliate, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
13.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Insurer in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the forgoing, the Servicer shall not engage in any merger or consolidation in which it is not the surviving corporation without the prior written consent of the Insurer, not to be unreasonably withheld.

     SECTION 13.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith, or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

     SECTION 13.05. Servicer Not to Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law or otherwise with the consent of the Trustee and the Insurer. Any determination described above permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 14.02. Notwithstanding anything contained herein to the contrary, if the Trustee shall be the Servicer, it may resign as Servicer if it resigns or is removed as Trustee hereunder.

     SECTION 13.06. Delegation of Duties. Except as provided in Section 13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Depositor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Depositor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Depositor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Depositor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agency, the Insurer and the Trustee of any such delegation.

                                   ARTICLE XIV

                                     DEFAULT

     SECTION 14.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

     (i) Any failure by the Servicer or BVAC to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement or the Purchase Agreement or any failure by the Servicer to deliver any Servicer's Certificate pursuant to Section 8.09 that, in either case, shall continue unremedied for a period of two Business Days (A) after written notice from either the Trustee, the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or the Holders of Certificates evidencing not less than 25% of the Certificate Balance is received by the Servicer or BVAC as specified in this Agreement or (B) after discovery by an officer of the Servicer; or

     (ii) Failure on the part of the Servicer, the Depositor or BVAC duly to observe or to perform in any material respect any other covenants or agreements of the Servicer, the Depositor or BVAC, as the case may be, set forth in the Certificates or in this Agreement or the Purchase Agreement, which failure shall
(a) materially and adversely affect the rights of Certificateholders or the Insurer and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer, BVAC or the Depositor, as the case may be, by the Trustee, or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee, by the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by the Holders of Certificates evidencing not less than 25% of the Certificate Balance; or

     (iii) The occurrence of an Insolvency Event with respect to the Servicer; then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than 25% of the Certificate Balance by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may, with the consent of the Insurer (so long as the Insurer is not in default of its obligations under the Policy) terminate all of the rights and obligations of the Servicer under this Agreement. In addition, if a Trigger Event as defined in the Insurance Agreement shall have occurred, the Insurer may (A) require that the Trustee deliver a notice of termination to the Servicer and appoint a successor Servicer designated by the Insurer in such notice pursuant to Section 14.02; (B) require that the Trustee amend certificates of title relating to the Financed Vehicles and take other actions to identify the Trust as the new secured party on such certificates of title; (C) as provided in the Insurance Agreement, require that the Servicer or successor Servicer or the Trustee instruct Obligors in respect of the Receivables to remit payment on the Receivable directly to the Trustee or a separate account established exclusively for the Trust; and (D) as provided in the Insurance Agreement, compel transfer by the Servicer of all Receivables Files and, if applicable, certain rights in respect of servicing systems assets to the Insurer or to the successor Servicer designated by the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee (except that the Trustee may but shall not be required to make Advances and shall not be subject to the indemnification obligations of the Servicer under
Section 13.02(i), (ii) or (iv)) or such successor Servicer as may be appointed under Section 14.02 pursuant to and under this Section 14.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 14.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 14.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 14.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, which successor Servicer shall be reasonably acceptable to the Insurer (so long as the Insurer is not in default of its obligations under the Policy), and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 14.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be legally unable or unwilling so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement and which financial institution is, in the case of appointment by the Trustee, reasonably acceptable to the Insurer.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing

Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

     (c) In connection with such appointment, the Trustee may make such arrangements for successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall exceed the market rate for servicing of similar receivables. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 14.03. Notification to Certificateholders. Upon any notice of an Event of Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIV, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     SECTION 14.04. Waiver of Past Defaults. The Holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Certificate Account in accordance with this Agreement; provided, that the no waiver of any default or provision of this Agreement shall become effective without the consent of the Insurer (unless the Insurer is in default of its obligations under the Policy) and the Rating Agency Condition shall have been satisfied. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE XV

                                   THE TRUSTEE

     SECTION 15.01. Duties of Trustee. If an Event of Default shall have occurred and shall not have been cured and, in the case of an Event of Default described in clause (i) of Section 14.01, the Trustee has received notice of such Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 14.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to motor vehicle receivables that it services for itself or others.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall (without any obligation of independent investigation) examine them to determine whether they conform in form to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

     (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee shall have been negligent in ascertaining the pertinent facts;

     (iii) The Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) The Trustee shall not be charged with knowledge of any failure by the Servicer or BVAC to comply with the obligations of the Servicer or BVAC, as the case may be, referred to in clauses (i) or (ii) of Section 14.01, or of any failure by the Depositor to comply with the obligations of the Depositor referred to in clause (ii) of Section 14.01, unless a Responsible Officer of the Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) from the Servicer, BVAC or the Depositor, as the case may be, or the Holders of Certificates evidencing not less than 25% of the Certificate Balance;

     (v) Without limiting the generality of this Section or Section 15.04, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Depositor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement;

     (vi) The Trustee shall not be required to expend or risk its own funds or otherwise incur liability, financial or otherwise in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement;

     (vii) Whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by the Servicer, Depositor or the Holders, as the case may be, and delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof; and

     (viii)The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon except as an obligor in its individual capacity. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

     SECTION 15.02. Trustee's Certificate. On or as soon as practicable after each Distribution Date on which Receivables shall be (i) assigned to BVAC pursuant to Section 7.02 or deemed to be assigned to the Depositor as a result of the application of Available Funds in respect of Defaulted Receivables pursuant to Section 9.02 or (ii) assigned to the Servicer pursuant to Section
8.07 or 16.02, the Trustee shall, at the written request of the Servicer, execute a Trustee's Certificate, substantially in the form of, in the case of an assignment to BVAC, Exhibit 1, or, in the case of an assignment to the Servicer,
Exhibit 2, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Certificate Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by BVAC pursuant to Section 7.02 or 9.02 or purchased by the Servicer pursuant to Section 8.07 or 16.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to BVAC or the Servicer, as the case may be. The Trustee's Certificate shall be an assignment pursuant to Section 15.03.

     SECTION 15.03. Trustee's Assignment of Purchased Receivables. With respect to each Receivable repurchased by BVAC pursuant to Section 7.02, or deemed to be so repurchased pursuant to Section 9.02 or purchased by the Servicer pursuant to
Section 8.07 or 16.02, the Trustee at the direction of the Depositor shall assign, as of the last day of the Collection Period during which such Receivable became a Defaulted Receivable or became subject to repurchase by BVAC or purchase by the Servicer, without recourse, representation, or warranty, to BVAC or the Servicer (as the case may be) all the Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders.

     SECTION 15.04. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 15.01:

     (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (ii) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or Opinion of Counsel.

     (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (iv) The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Certificate Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity reasonably satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

     (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a nominee or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part or any agent, attorney, nominee or a custodian appointed with due care by it hereunder. The Trustee shall not be liable for any acts or omissions of the Servicer in its capacity as Servicer or custodian.

     (vii) The Trustee shall have no duty of independent inquiry, except as may be required by Section 15.01, and the Trustee may conclusively rely upon the representations and warranties and covenants of the Depositor and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

     SECTION 15.05. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's collateral protection insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Depositor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Receivables.

     SECTION 15.06. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     SECTION 15.07. Trustee's Fees and Expenses. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement, including acting as Servicer, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of this Agreement, including acting as Servicer, except any such expense, disbursement, or advance as may be attributable to its willful misconduct, negligence, or bad faith, and the Servicer shall indemnify the Trustee (which, for purposes of this section, shall include its directors, officers, employees, and agents) for and hold it harmless against any loss, liability, claim or expense incurred without willful misconduct, negligence, or bad faith on its part, directly or indirectly arising out of or in connection with the acceptance or administration of the Trust or by reason of its participation in the transactions contemplated hereby, including acting as Servicer, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. Additionally, the Servicer, pursuant to Section
7.06 and Section 13.02, respectively, shall indemnify the Trustee with respect to certain matters. This indemnification shall survive the termination of this Agreement or the Trust and the resignation or removal of the Trustee or the Servicer.

     SECTION 15.08. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a corporation having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; and organized and doing business under the laws of such State or the United States of America; authorized under such laws to exercise corporate trust powers; and having a net worth of at least $50,000,000 and subject to supervision or examination by federal or State authorities and (A)(i) has a long-term unsecured debt rating of at least Baa3 from Moody's and BBB- from Standard & Poor's and (ii) a short-term unsecured debt rating of at least P-2 from Moody's and A-2 from Standard & Poor's or (B) is approved by the Insurer and each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 15.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 15.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 15.09.

     SECTION 15.09. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer, with the prior written consent of the Insurer, shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 15.09 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 15.10.

     SECTION 15.10. Successor Trustee. Any successor Trustee appointed pursuant to Section 15.09 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     No successor Trustee shall accept appointment as provided in this Section
15.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 15.08.

     Upon acceptance of appointment by a successor Trustee pursuant to this
Section 15.10, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 15.11. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     SECTION 15.12. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 15.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 15.10.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

     (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 15.13. Representations and Warranties of Trustee. The Trustee shall make the following representations and warranties on which the Depositor and Certificateholders may rely:

     (i) Organization and Existence. The Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York and authorized to engage in a banking and trust business under such laws.

     (ii) Power and Authority. The Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

     (iii) Duly Executed. This Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.


                                   ARTICLE XVI

                                   TERMINATION

     SECTION 16.01. Termination of the Trust. The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate upon (i) the disposition of the Trust corpus as of the last day of any Collection Period at the direction of Servicer, at its option, pursuant to Section 16.02, or (ii) the payment to Certificateholders and the Insurer of all amounts required to be paid to them pursuant to this Agreement and the Insurance Agreement (as set forth in writing by the Insurer) and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the date as of which this Agreement is executed. The Servicer shall promptly, and in any event not less than five Business Days prior to the date on which notice is given to the Certificateholders, notify the Trustee in writing of any prospective termination pursuant to this Section 16.01.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 10th day prior to the specified Distribution Date stating (A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment, and (C) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 9.04 and, in the event of a termination pursuant to clause (i) or (ii) of the preceding paragraph, the provisions of Section 9 of Annex A hereto shall govern the remaining distributions to Certificateholders.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall, upon notice to the Trustee, be distributed by the Trustee to the Depositor or its successor, and upon such distribution the Certificateholders' rights to any amounts so distributed will be extinguished.

     SECTION 16.02. Optional Purchase of All Receivables. On the last day of any Collection Period following which the Certificate Balance as of the related Distribution Date is less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust at a price (the "Optional Purchase Price") equal to the fair market value of the Receivables, but not less than the sum of (x) 100% of the Certificate Balance,
(y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Note Rate, and (z) all amounts due and owing to the Insurer under the Agreement and the Insurance Agreement minus any amounts representing payments received on the Receivables not yet applied to the interest related thereto or to reduce the principal balance thereof. The proceeds of such sale will be deposited into the Certificate Account for distribution to the Certificateholders (and, to the extent applicable, the Insurer) on the next succeeding Distribution Date. In connection with such disposition, the Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee that it would otherwise have been entitled to pursuant to this Agreement. The fair market value of the outstanding Receivables for purposes of this Section
16.02 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two independent, nationally recognized dealers in automobile loans substantially similar to the Receivables. Such price shall be deposited to the Certificate Account in immediately available funds by 12:00 noon, New York City time, on the Business Day prior to such next succeeding Distribution Date and, upon notice to the Trustee of such deposit, the Trustee shall transfer the Receivables and the Receivable Files to the purchaser, whereupon the Certificates shall no longer evidence any right or interest in the Receivables or any proceeds thereof.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     SECTION 17.01. Amendment. This Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Class IC Certificateholder, Holders of Certificates evidencing not less than 51% of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall, without the consent of the Holders of all Certificates then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate.

     Notwithstanding anything to the contrary to this Agreement, no amendment of this Agreement shall be effective without the prior written consent of the Insurer and without notifying the Rating Agency of the proposed amendment.

     Promptly after the execution of any amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section 17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel and Officer's Certificate stating (i) that the execution of such amendment is authorized or permitted by this Agreement and (ii) that such amendment will not materially and adversely affect the tax status of the Trust, and the Opinion of Counsel referred to in Section 17.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, or immunities under this Agreement.

     SECTION 17.02.  Protection of Title to Trust.

     (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee under this Agreement in the Receivables and in the proceeds thereof. The Depositor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof.

     (c) The Depositor and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (in which case the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement). The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such

Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular trust that such Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trustee.

     (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i)   The Servicer shall deliver to the Trustee:

     (1) Promptly after the time of the execution and delivery of this Agreement and of each amendment thereto, and upon any resignation or removal of the Servicer, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

     (2) Within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     SECTION 17.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 14.04, 17.01, 17.03 or 17.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement except as expressly set forth herein, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period no direction inconsistent with such written request has been given to the Trustee pursuant to Section 14.04; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 17.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 17.04. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the State of New York, without regard to conflict of laws, principles and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     SECTION 17.05. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt
(a) in the case of the Depositor to the agent for service as specified in this Agreement, at the following address: Bay View Securitization Corporation, 2121 South El Camino Real, San Mateo, California 94403, or at such other address as shall be designated by the Depositor in a written notice to the Servicer or Trustee; (b) in the case of the Servicer to the agent for service as specified in this Agreement, at the following address, Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724, (c) in the case of the Trustee, at the Corporate Trust Office,
(d) in the case of the Insurer, at MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Fax (914) 765-3163, Attention: Insured Portfolio Management Structured Finance, (e) in the case of a Rating Agency: Structured Finance/Asset Backed Surveillance Group Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Fax (212) 438-2662 or Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 4th Floor, 99 Church Street, New York, New York 10007, Fax (212) 553-4392. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register unless otherwise provided herein. Unless otherwise provided herein, any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 17.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 17.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.02 and 13.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee, the Class IC Certificateholder, and the Holders of Certificates evidencing not less than 66% of the Certificate Balance provided, that, notwithstanding the foregoing, BVAC may direct or irrevocably assign payments to which it is entitled under this Agreement to the Depositor or another wholly-owned subsidiary of BVCC, upon written notice to the Trustee.

     SECTION 17.08. Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 11.02, Certificates shall be deemed fully paid.

     SECTION 17.09. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer, BVAC and the Trustee shall not, prior to the date which is one year and one days after the termination of this Agreement with respect to the Trust or the Depositor, acquiesce, petition or otherwise invoke or cause the Trust or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Depositor.

     SECTION 17.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 17.11. Third Party Beneficiary. This Agreement shall inure to the benefit of the Insurer and its successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   BAY VIEW SECURITIZATION CORPORATION,
                                   as Depositor



                                   By:   /s/ Edward H. Sondker
                                         --------------------------------
                                   Name: Edward H. Sondker
                                   Title:President


                                   BAY VIEW ACCEPTANCE CORPORATION,
                                   as Servicer



                                   By:   /s/ James Badame
                                         --------------------------------
                                   Name: James Badame
                                   Title:President


                                   BANKERS TRUST COMPANY,
                                   as Trustee



                                   By:   /s/ Eileen M. Hughes
                                         --------------------------------
                                   Name:  Eileen M. Hughes
                                   Title: Vice President

PRINCIPAL IN RESPECT OF THIS CLASS A-1 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.


      Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                          BAY VIEW 2000-LJ-1 AUTO TRUST

                    6.23524% CLASS A-1 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

      evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Securitization Corporation.

      (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).


      NUMBER A-1-1                                 CUSIP   072644 AA 5
                                                    ISIN   US072644AA58
      $64,000,000                            COMMON CODE   010993318

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a Sixty-Four Million dollar nonassessable, fully-paid, fractional undivided interest in the Bay View 2000-LJ-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2000 (the "Agreement") among Bay View Securitization Corporation as Depositor, Bay View Acceptance Corporation as Servicer and Bankers Trust Company as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.23524% Class A-1 Automobile Receivable Backed Certificates" (the "Class A-1 Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders.

      This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates" and "Class A-4 Certificates." In addition to the Class A Certificates, a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Class A Certificates.

      Under the Agreement, there will be distributed on the 25th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date"), commencing April 25, 2000, to the person in whose name this Class A-1 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-1 Monthly Interest and Monthly Principal. Each Class A-1 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-1 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-1 Certificate Balance.

      Distributions on this Class A-1 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-1 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-1 Certificate will be made only upon presentation and surrender of this Class A-1 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-1 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

      The Class A-1 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. In the event amounts available for withdrawal from the Certificate Account are insufficient to make distributions on the Class A-1 Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-1 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Any such consent by the Holder of this Class A-1 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-1 Certificate and of any Class A-1 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-1 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-1 Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-1 Certificate is registrable in the Certificate Register upon surrender of this Class A-1 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

      The Class A-1 Certificates are issuable only as registered Class A-1 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-1 Certificate may be issued in a denomination that represents any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

      The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-1 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities to the Class A-1 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-1 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-1 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

      No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Although this Class A-1 Certificate summarizes certain provisions of the Agreement, this Class A-1 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-1 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

      Limitation of Liability. It is expressly understood and agreed by the holder of this Certificate (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee of the Bay View 2000-LJ-1 Auto Trust (the "Trust"), in the exercise of the powers and authority conferred and vested in it (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Certificate and by any person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or the Transferor or the Servicer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Trust or the Transferor or the Servicer under this Agreement.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-1 Certificate to be duly executed.



Dated: March 29, 2000               BAY VIEW 2000-LJ-1 AUTO TRUST



                                    By:   Bankers Trust Company,
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                         CERTIFICATE OF AUTHENTICATION


                   THIS IS ONE OF THE CLASS A-1 CERTIFICATES
                      REFERRED TO IN THE WITHIN-MENTIONED
                                   AGREEMENT






                                    Bankers Trust Company,
                                    as Trustee





Dated: March 29, 2000               BY:
                                          ----------------------------------
                                          Responsible Officer

                                  ASSIGNMENT



FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)


--------------------------------------------------------------------------------
          the within Class A-1 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________Attorney to transfer said Class A-1 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                _____________________________*
                                                      Signature Guaranteed:


                                                _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-1 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

PRINCIPAL IN RESPECT OF THIS CLASS A-2 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                          BAY VIEW 2000-LJ-1 AUTO TRUST
                    7.54000% CLASS A-2 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

      evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Securitization Corporation.

      (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).


      NUMBER  A-2-1                                CUSIP   072644 AB 3
                                                    ISIN   US072644AB32
      $132,000,000                           COMMON CODE   010993326

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a One Hundred Thirty-Two Million dollar nonassessable, fully-paid, fractional undivided interest in the Bay View 2000- LJ-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2000 (the "Agreement") between Bay View Securitization Corporation as Depositor, Bay View Acceptance Corporation as Servicer and Bankers Trust Company as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.54000% Class A-2 Automobile Receivable Backed Certificates" (the "Class A-2 Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage insurance policy, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders.

      This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates" and "Class A-4 Certificates." In addition to the Class A Certificates, a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Class A Certificates.

      Under the Agreement, there will be distributed on the 25th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date"), commencing April 25, 2000, to the person in whose name this Class A-2 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-2 Monthly Interest and Monthly Principal. Each Class A-2 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-2 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-2 Certificate Balance.

      Distributions on this Class A-2 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-2 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-2 Certificate will be made only upon presentation and surrender of this Class A-2 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-2 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

      The Class A-2 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. In the event amounts available for withdrawal from the Certificate Account are insufficient to make distributions on the Class A-2 Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-2 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Any such consent by the Holder of this Class A-2 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-2 Certificate and of any Class A-2 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-2 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-2 Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-2 Certificate is registrable in the Certificate Register upon surrender of this Class A-2 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

      The Class A-2 Certificates are issuable only as registered Class A-2 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-2 Certificate may be issued in a denomination that represents any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

      The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-2 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities to the Class A-2 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-2 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-2 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

      No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Although this Class A-2 Certificate summarizes certain provisions of the Agreement, this Class A-2 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-2 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

      Limitation of Liability. It is expressly understood and agreed by the holder of this Certificate (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee of the Bay View 2000-LJ-1 Auto Trust (the "Trust"), in the exercise of the powers and authority conferred and vested in it (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Certificate and by any person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or the Transferor or the Servicer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Trust or the Transferor or the Servicer under this Agreement.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-2 Certificate to be duly executed.



Dated: March 29, 2000               BAY VIEW 2000-LJ-1 AUTO TRUST



                                    By:   Bankers Trust Company,
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                          CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS A-2 CERTIFICATES
                       REFERRED TO IN THE WITHIN-MENTIONED
                                    AGREEMENT



                                    Bankers Trust Company,
                                    as Trustee





Dated: March 29, 2000               BY:
                                          ----------------------------------
                                          Responsible Officer

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)


--------------------------------------------------------------------------------
          the within Class A-2 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________ Attorney to transfer said Class A-2 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                                                _____________________________*
                                                      Signature Guaranteed:


                                                _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-2 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

PRINCIPAL IN RESPECT OF THIS CLASS A-3 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                          BAY VIEW 2000-LJ-1 AUTO TRUST
                    7.64000% CLASS A-3 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

      evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Securitization Corporation.

      (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).



      NUMBER  A-3-1                                CUSIP   072644 AC 1
                                                    ISIN   US072644AC15
      $80,000,000                            COMMON CODE   010993342

      THIS CERTIFIES THAT Cede & Co. is the registered owner of an Eighty Million dollar nonassessable, fully-paid, fractional undivided interest in the Bay View 2000-LJ-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2000 (the "Agreement") between Bay View Securitization Corporation as Depositor, Bay View Acceptance Corporation as Servicer and Bankers Trust Company as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.64000% Class A-3 Automobile Receivable Backed Certificates" (the "Class A-3 Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage insurance policy, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders.

      This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates" and "Class A-4 Certificates." In addition to the Class A Certificates, a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Class A Certificates.

      Under the Agreement, there will be distributed on the 25th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date"), commencing April 25, 2000, to the person in whose name this Class A-3 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-3 Monthly Interest and Monthly Principal. Each Class A-3 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-3 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-3 Certificate Balance.

      Distributions on this Class A-3 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-3 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of

Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-3 Certificate will be made only upon presentation and surrender of this Class A-3 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-3 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

      The Class A-3 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. In the event amounts available for withdrawal from the Certificate Account are insufficient to make distributions on the Class A-3 Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-3 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Any such consent by the Holder of this Class A-3 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-3 Certificate and of any Class A-3 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-3 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-3 Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-3 Certificate is registrable in the Certificate Register upon surrender of this Class A-3 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

      The Class A-3 Certificates are issuable only as registered Class A-3 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-3 Certificate may be issued in a denomination that represents any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

      The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-3 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities to the Class A-3 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-3 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-3 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

      No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Although this Class A-3 Certificate summarizes certain provisions of the Agreement, this Class A-3 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-3 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

      Limitation of Liability. It is expressly understood and agreed by the holder of this Certificate (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee of the Bay View 2000-LJ-1 Auto Trust (the "Trust"), in the exercise of the powers and authority conferred and vested in it (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Certificate and by any person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or the Transferor or the Servicer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Trust or the Transferor or the Servicer under this Agreement.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-3 Certificate to be duly executed.



Dated: March 29, 2000               BAY VIEW 2000-LJ-1 AUTO TRUST



                                    By:   Bankers Trust Company,
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                          CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS A-3 CERTIFICATES
                       REFERRED TO IN THE WITHIN-MENTIONED
                                    AGREEMENT



                                    Bankers Trust Company,
                                    as Trustee





Dated: March 29, 2000               BY:
                                          ----------------------------------
                                          Responsible Officer

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)


--------------------------------------------------------------------------------
         the within Class A-3 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ Attorney to transfer said Class A-3 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                                                _____________________________*
                                                      Signature Guaranteed:


                                                _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-3 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

PRINCIPAL IN RESPECT OF THIS CLASS A-4 CERTIFICATE IS DISTRIBUTABLE AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE FRACTIONAL INTEREST EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE ORIGINAL PRINCIPAL AMOUNT SET FORTH HEREIN.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner thereof, Cede & Co., has an interest herein.


                          BAY VIEW 2000-LJ-1 AUTO TRUST
                    7.64000% CLASS A-4 AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

      evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple and precomputed interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Securitization Corporation.

      (This Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any government agency).


      NUMBER  A-4-1                                CUSIP   072644 AD 9
                                                    ISIN   US072644AD97
      $80,559,839                            COMMON CODE   010993415

      THIS CERTIFIES THAT Cede & Co. is the registered owner of an Eighty Million, Five Hundred Fifty-Nine Thousand, Eight Hundred Forty dollar nonassessable, fully-paid, fractional undivided interest in the Bay View 2000-LJ-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2000 (the "Agreement") between Bay View Securitization Corporation as Depositor, Bay View Acceptance Corporation as Servicer and Bankers Trust Company as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Class A-4 Automobile Receivable Backed Certificates" (the "Class A-4 Certificates"). The pass-through interest rate on the Class A-4 Certificates shall equal the lesser of 7.64000% or the Net WAC Cap. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, any rights of the Depositor in proceeds from claims or refunds of premiums on physical damage insurance policy, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, the interest of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders.

      This Certificate is one of the "Class A Certificates" issued by the Trust. The Class A Certificates are comprised of "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates" and "Class A-4 Certificates." In addition to the Class A Certificates, a Class IC Certificate (the "Class IC Certificate") shall be issued pursuant to the Agreement. The Class A Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class IC Certificate initially will be issued to the Depositor and it shall represent the interest in the Receivables not represented by the Class A Certificates.

      Under the Agreement, there will be distributed on the 25th calendar day of each month (or, in the event such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date"), commencing April 25, 2000, to the person in whose name this Class A-4 Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), such Certificateholder's fractional interest in Class A-4 Monthly Interest and Monthly Principal. Each Class A-4 Certificateholder's "fractional interest" is equal to the original principal amount of such Class A-4 Certificateholder's Certificate, as set forth on the face thereof, divided by the aggregate Initial Class A-4 Certificate Balance.

      Distributions on this Class A-4 Certificate will be made by the Trustee by check mailed to the Person entitled thereto without the presentation or surrender of this Class A-4 Certificate or the making of any notation hereon, except that with respect to Certificates registered in the name of Cede & Co., the nominee registrant for The Depository Trust Company, payments will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A-4 Certificate will be made only upon presentation and surrender of this Class A-4 Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class A-4 Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

      The Class A-4 Certificates do not represent an obligation of, or an interest in, the Depositor or any affiliate of the Depositor. The Class A-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. In the event amounts available for withdrawal from the Certificate Account are insufficient to make distributions on the Class A-4 Certificates, the Trustee will draw on the Policy up to the Policy Amount to pay such deficiency.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class A-4 Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Any such consent by the Holder of this Class A-4 Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A-4 Certificate and of any Class A-4 Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Class A-4 Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Class A-4 Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A-4 Certificate is registrable in the Certificate Register upon surrender of this Class A-4 Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

      The Class A-4 Certificates are issuable only as registered Class A-4 Certificates without coupons in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A-4 Certificate may be issued in a denomination that represents any residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

      The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A-4 Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities to the Class A-4 Certificateholders created by the Agreement and the Trust created thereby shall terminate upon the payment to Class A-4 Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust may effect early retirement of the Class A-4 Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

      No recourse shall be had for the payment of the principal of or interest on this Certificate, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agreement, against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Depositor or Servicer or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Although this Class A-4 Certificate summarizes certain provisions of the Agreement, this Class A-4 Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Class A-4 Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the foregoing provisions and the terms of the Tax Partnership Agreement included as an annex to the Agreement.

      Limitation of Liability. It is expressly understood and agreed by the holder of this Certificate (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee of the Bay View 2000-LJ-1 Auto Trust (the "Trust"), in the exercise of the powers and authority conferred and vested in it (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Certificate and by any person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or the Transferor or the Servicer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Trust or the Transferor or the Servicer under this Agreement.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-4 Certificate to be duly executed.



Dated: March 29, 2000               BAY VIEW 2000-LJ-1 AUTO TRUST



                                    By:   Bankers Trust Company,
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                          CERTIFICATE OF AUTHENTICATION


                    THIS IS ONE OF THE CLASS A-4 CERTIFICATES
                       REFERRED TO IN THE WITHIN-MENTIONED
                                    AGREEMENT



                                    Bankers Trust Company,
                                    as Trustee





Dated: March 29, 2000               BY:
                                          ----------------------------------
                                          Responsible Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)


--------------------------------------------------------------------------------
          the within Class A-4 Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ Attorney to transfer said Class A-4 Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                                                _____________________________*
                                                      Signature Guaranteed:


                                                _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A-4 Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company, savings bank or other savings and loan institution.

THIS CLASS IC CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CLASS IC CERTIFICATE NOR ANY PORTION HEREOF MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.


                          BAY VIEW 2000-LJ-1 AUTO TRUST
                         CLASS IC AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Securitization Corporation. (This Class IC Certificate does not represent an interest in or obligation of Bay View Securitization Corporation or any of its affiliates. Neither this Class IC Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

NUMBER  IC-1


      THIS CERTIFIES THAT Bay View Securitization Corporation, a Delaware corporation, is the registered owner of a nonassessable, fully-paid interest in the Bay View 2000-LJ-1 Auto Trust (the "Trust") formed by Bay View Securitization Corporation. The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2000 (the "Agreement") among Bay View Securitization Corporation as Depositor, Bay View Acceptance Corporation as Servicer and Bankers Trust Company as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Class IC Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Class IC Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans (the "Receivables"), all monies paid on the Receivables, and all monies due thereon, after the Cutoff Date with respect to the Receivables held by the Servicer, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, all documents contained in the Receivable Files, any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust, any Liquidation Proceeds, proceeds from claims or refunds of premiums on physical damage, lender's collateral protection, credit life, disability and hospitalization insurance policies, if any, covering vehicles financed thereby and the obligors thereunder, certain interests of the Depositor in recourse to dealers relating to certain of the Receivables, the proceeds of all of the foregoing, and the Policy for the benefit of the Class A Certificateholders.

      This Class IC Certificate represents an interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. In addition to the Class IC Certificate, four classes of Certificates representing undivided interests in the Trust, the Class A Certificates (which consist of the "Class A-1 Certificates," "Class A-2 Certificates," Class A-3 Certificates" and "Class A-4 Certificates"), shall be issued pursuant to the Agreement. The Class A Certificates are senior in right and interest to the Class IC Certificate. In the event that the funds available are not sufficient to pay the Class A Certificateholders in full, they shall share pro rata in the amounts available based upon the total amounts they are due. The Class A Certificates will receive monthly payments of principal and interest in accordance with the Agreement.

      Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Trustee, by manual or facsimile signature, this Class IC Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. Registration of transfer of the Class IC Certificate to a person may not be effected unless the Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, the Depositor shall have no obligation to register this Class IC Certificate under the Securities Act of 1933, as amended.

      The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may purchase the corpus of the Trust at a price not to be less than the price specified in the Agreement, and such sale of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right is exercisable only as of a Record Date as of which the Certificate Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables. The Class IC Certificateholder is required to pay any unpaid fees and expenses of the Trustee and in connection with such disposition is also responsible for paying certain obligations of the Trust, as set forth in Section
16.02 of the Agreement.

      Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the terms of the Tax Partnership Agreement included as an annex to the Agreement.

      Limitation of Liability. It is expressly understood and agreed by the holder of this Certificate (a) this Certificate is executed and delivered by Bankers Trust Company, not individually or personally but solely as Trustee of the Bay View 2000-LJ-1 Auto Trust (the "Trust"), in the exercise of the powers and authority conferred and vested in it (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Certificate and by any person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or the Transferor or the Servicer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Trust or the Transferor or the Servicer under this Agreement.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.



Dated: March 29, 2000               BAY VIEW 2000-LJ-1 AUTO TRUST


                                    By:   Bankers Trust Company,
                                          solely in its capacity as Trustee



                                    By:
                                          ----------------------------------
                                          Responsible Officer

                          CERTIFICATE OF AUTHENTICATION


                        THIS IS THE CLASS IC CERTIFICATE
                       REFERRED TO IN THE WITHIN-MENTIONED
                                    AGREEMENT




                                    Bankers Trust Company,
                                    as Trustee





Dated: March 29, 2000               BY:
                                          ----------------------------------
                                          Responsible Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)

--------------------------------------------------------------------------------
               the within Certificate, and all rights thereunder,
                 hereby irrevocably constituting and appointing


_________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                _____________________________*
                                                      Signature Guaranteed:

                                                _____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company savings bank or other savings and loan institution.

                                    ANNEX A


                           TAX PARTNERSHIP AGREEMENT

      1. Characterization for Tax Purposes. For United States federal and state income tax purposes, the Depositor's contribution of the Receivables to the Trust in exchange for interests in the Trust, and the sale by the Depositor of Class A Certificates (which includes Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates) and the retention by the Depositor of the Class IC Certificate is intended to constitute the formation of a partnership (the "Tax Partnership") whose partners are the Class A Certificateholders and the Class IC Certificateholder (which are hereinafter collectively referred to as the "Tax Partners"). This Tax Partnership shall continue in effect as provided in Paragraph 3 below. Pursuant to the final regulations adopting the "check-the-box" classification systems for unincorporated organizations, the Servicer on behalf of the Tax Partners shall elect, in such manner as provided in such regulations, to treat the Trust as a partnership for federal and applicable state and local income tax purposes, and each Tax partner irrevocably agrees to be bound by such election. The Tax Partnership shall not be a partnership to any other extent or for any other purpose.

      2. Election with Respect to Subchapter K. Notwithstanding anything to the contrary, each Tax Partner agrees: (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or any comparable provisions of applicable state laws; and (b) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing.

      3. Term. The provisions of this Tax Partnership Agreement shall be effective as of the effective date of the sale by the Depositor of the Class A Certificates and the issuance to the Depositor of the Class IC Certificate (the "Effective Date") and shall continue in full force and effect from and after such date until the earliest of: (a) the termination of the Agreement pursuant to its terms; or (b) the mutual agreement of all of the Tax Partners to terminate the Trust.

      4. Capital Contributions and Capital Accounts.

            (a) The value of the interests contributed by the Class A Certificateholders shall equal the amount paid by such Certificateholders for such interests, respectively, and such amounts shall constitute the opening balance in their Capital Accounts (as hereinafter defined). The value of the interests contributed by the Class IC Certificateholder shall equal the fair market value of the receivables contributed to the Tax Partnership less the value attributed to the Class A Certificateholders, as described above. Such amount shall constitute the opening balance in the Class IC Certificateholder's Capital Account.

            (b) An individual capital account (a "Capital Account") shall be maintained for each Tax Partner in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 and accordingly, except as otherwise provided herein:



                                     ANNEX-1

                  (i) The Capital Account of each Tax Partner shall be credited by (A) the amount of cash and the fair market value of property other than cash contributed (or deemed contributed pursuant to Code Section 708) by such Tax Partner to the Tax Partnership (net of any liabilities assumed by the Tax Partnership upon such contribution or to which such property is subject at the time of such contribution); and (B) the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Tax Partner.

                  (ii) The Capital Account of each Tax Partner shall be debited by (A) the amount of any item of tax deduction or loss allocated to such Tax Partner; (B) such Tax Partner's allocable share, of expenditures not deductible in computing taxable income and not properly chargeable as capital expenditures; and (C) the amount of cash and the fair market value of any property other than cash (net of any liabilities assumed by such Tax Partner or to which such property is subject at the time of distribution) distributed to such Tax Partner.

                  (iii) Immediately prior to any distribution of property in kind, the Tax Partners' Capital Accounts shall be adjusted by assuming that the distributed properties were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each Tax Partner's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as gains or losses on actual sales of such properties would be allocated under Paragraph 6 below.

                  (iv) Any adjustments of basis of property provided for under Code Section 734 and 733 and comparable provisions of state law (resulting from an election under Code Section 754 or comparable provisions of state law) shall not affect the Capital Accounts of the Tax Partners, except as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(5).

      5.    Federal and State Income Tax Returns and Elections.

            (a) The Tax Partners agree that the holder of the Class IC Certificate shall serve as the "tax matters partner" (as such term is defined in Code Section 6231(a)(7) (the "Tax Matters Partner")) of the Tax Partnership. The Tax Matters Partner shall (i) apply to the Internal Revenue Service for a taxpayer identification number for the Tax Partnership, (ii) elect to adopt the accrual method of accounting and, if permitted by applicable federal tax law, the calendar year as the Tax Partnership's fiscal year, (iv) make such other elections as it deems proper, including, but not limited to, making or causing the Trust to make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, by timely filing Form 8832--Entity Classification Election, with the appropriate IRS service center, (v) prepare, execute and file the necessary federal and state partnership income tax returns for the Tax Partnership and (vi) keep the other Tax Partners informed of all material matters that may come to its attention in its capacity as Tax Matters Partner. Each Tax Partner agrees to furnish the Tax Matters Partner with all pertinent information relating to activities under the Agreement and this Annex A

                                     ANNEX-2
      which is necessary for the Tax Matters Partner to prepare and file federal and state partnership returns. In acting as Tax Matters Partner, the Tax Matters Partner shall use its best efforts, but shall incur no liability to the other Tax Partners.

            (b) Within 60 days after the end of each of the Tax Partnership's taxable years, the Tax Matters Partner shall send to each Tax Partner who has been a Tax Partner at any time during the taxable year then ended such tax information as shall be necessary for the preparation by such Tax Partner of its Federal income tax return and state income and other tax returns, if any, in states where the Tax Partnership is organized or is qualified to do business.

      6.    Allocations.

            (a) (i) "Net Income" and "Net Loss" respectively, for any period, means the income or losses of the Tax Partnership as determined in accordance with the method of accounting followed by the Tax Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Tax Partnership described in Code Section 705(a)(2)(B); provided, however, (i) that any item allocated under Paragraphs 6(b)(iii) or 6(c) shall be excluded from the computation of Net Income and Net Loss and (ii) that if, as a result of the contribution of an asset whose fair market value differs from its adjusted basis for Federal income tax purposes or as a result of the revaluation of the Tax Partnership's assets, the book value of any Tax Partnership asset differs from its adjusted basis for Federal income tax purposes, gain, loss, depreciation and amortization with respect to such asset shall be computed using the asset's book value consistently with the requirements of Treasury Regulation Section 1.704- 1(b)(2)(iv)(g).

                  (ii) "Period" shall mean the calendar month; provided that as to the month in which the Closing Date occurs, Period shall mean the period commencing on the Closing Date and ending on the last day of that calendar month, and as to the month in which the Tax Partnership terminates, Period shall mean the period beginning on the first day of such month and ending on the date of the Tax Partnership's termination.

            (b) The Tax Partners agree that the Tax Partnership's Net Income and Net Loss and each item of income, gain, loss, or deduction entering into the computation thereof for any Fiscal Year shall be allocated by first allocating the Tax Partnership's Net Income and Net Loss (and each item of income, gain, loss, or deduction entering into the computation thereof) for each Period within such Fiscal Year (as if such Period were a complete fiscal year) and then aggregating the allocations for each Period within the Fiscal Year. In the case of the transfer of any interest in the Tax Partnership, the items of Net Income and Net Loss allocated for any Period with respect to the transferred interest shall be allocated to the holder of that interest on the first business day of the month following the end of such Period (or in the case of the Period in which the Tax Partnership terminates, the last day of such Period). If the Tax Matters Partner determines that this method of allocation of items of Net Income and Net Loss is not consistent with the requirements of the Code and applicable Treasury Regulations, it may revise such method of allocation to conform with such

                                     ANNEX-3
      requirements. The Tax Partnership's Net Income and Net Loss for each Period within a Fiscal Year shall be allocated as follows:

                  (i) Net Income for such Period shall be allocated as follows:

                  (A) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-1 Pass-Through Rate and (2) the Class A-1 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-1 Certificateholders pursuant to this Paragraph 6(b)(i)(A)(I) shall be allocated 100% to the Class A-1 Certificateholders, in proportion to their holdings of Class A-1 Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                        (II) An amount of Net Income equal to the excess of (x)
            the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-1 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-1 Certificates were indebtedness and such excess were original issue discount over
            (y) all amounts previously allocated to the Class A-1 Certificateholders pursuant to this Paragraph 6(b)(i)(A)(II) shall be allocated 100% to the Class A-1 Certificateholders, in proportion to their holdings of Class A-1 Certificates.

                  (B) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-2 Pass-Through Rate and (2) the Class A-2 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-2 Certificateholders pursuant to this Paragraph 6(b)(i)(B)(I) shall be allocated 100% to the Class A-2 Certificateholders, in proportion to their holdings of Class A-2 Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                        (II) An amount of Net Income equal to the excess of (x)
            the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-2 Certificates over their initial issue price (disregarding accrued interest) that would

                                     ANNEX-4
            have accrued with respect to such Periods if the Class A-2 Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Class A-2 Certificateholders pursuant to this Paragraph 6(b)(i)(B)(II) shall be allocated 100% to the Class A-2 Certificateholders, in proportion to their holdings of Class A-2 Certificates.

                  (C) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-3 Pass-Through Rate and (2) the Class A-3 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-3 Certificateholders pursuant to this Paragraph 6(b)(i)(C)(I) shall be allocated 100% to the Class A-3 Certificateholders in proportion to their holdings of Class A-3 Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                  (II) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-3 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-3 Certificates were indebtedness and such excess were original issue discount over
            (y) all amounts previously allocated to the Class A-3 Certificateholders pursuant to this Paragraph 6(b)(i)(C)(II) shall be allocated 100% to the Class A-3 Certificateholders, in proportion to their holdings of class A-3 Certificates.

                  (D) (I) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Class A-4 Pass-Through Rate and (2) the Class A-4 Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts previously allocated to the Class A-4 Certificateholders, in proportion to their holdings of Class A-4 Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of 360 day year consisting of twelve 30 day months, and that any such product shall be appropriately prorated for any Period that is not a full calendar month in a manner consistent with the computation of cash distributions with respect to such Periods as provided by the Agreement.

                  (II) An amount of Net Income equal to the excess of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Class A-4 Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Class A-4 Certificates were indebtedness and such

                                     ANNEX-5
            excess were original issue discount over (y) all amounts previously allocated to the Class A-4 Certificateholders pursuant to this Paragraph 6(b)(i)(D)(II) shall be allocated 100% to the Class A-4 Certificateholders, in the proportion to their holdings of Class A-4 Certificates.

                  (E) Notwithstanding the foregoing Paragraphs (A) through (D), if the actual Net Income for such Period is less than the Net Income allocable under the sum of the amounts described in such Paragraphs
            (A) through (D), the actual Net Income for such Period shall be allocable to the Class A Certificateholders in proportion to the allocations that would have been made to such Certificateholders with respect to such Period under such foregoing Paragraphs (A) through (D) if sufficient Net Income for such period had existed and the amount distributable hereunder to Class A Certificateholders shall be distributed pro rata. For the purposes of applying the foregoing Paragraphs (A) through (D) and this Paragraph (E), in such periods, any amounts allocated pursuant to this Paragraph (E) shall be treated as allocated pursuant to Paragraphs (A) through (D), as the case may be, to the extent the allocation was related thereto.

                  (F) Any remaining Net Income shall be allocated 100% to the
            Class IC Certificateholder.

                  (ii) Net Losses for such Periods shall be allocated as follows:

                  (A) 100% to the Class IC Certificateholder until the Adjusted
            Capital Account (as hereinafter defined) balance of the Class IC Certificateholders equals zero.

                  (B) 100% pro rata according to their Adjusted Capital Account
            Balances to the Class A Certificateholders, in proportion to their holdings of Class A Certificates, until the Adjusted Capital Account balances of the Class A Certificateholders equal zero.

                  (C) Any remaining Net Losses shall be allocated 100% to the
            Class IC Certificateholder.

                  (iii) Any provision of this Agreement to the contrary notwithstanding, any payment of amounts due and owing the Insurer from time to time or in connection with an optional purchase of all Receivables pursuant to Section 16.02 of the Agreement shall be treated as a loss of the Tax Partnership and shall be allocated in the same manner as the Net Loss would be allocated under paragraph 6(b)(ii).

            (c) (i) Any deductions attributable to (w) the amortization of premium on the Receivables, (x) payments to the Trustee and (y) payments to the Servicer shall be specially allocated to the Class IC Certificateholder.


                                     ANNEX-6

                  (ii) If there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-2(d))for a Fiscal Year, then there shall be allocated to each Tax Partner items of income and gain for that year equal to that Tax Partner's share of the net decrease in partnership minimum gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Treasury Regulation Sections 1.704-2(f)(2), (3) and (5), provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation. If during a Fiscal Year there is a net decrease in partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Tax Partner with a share of that partner's nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(i)(4), including exceptions analogous to those provided pursuant to Treasury Regulation Sections 1.704-2(f)(2), (3) and (5) (provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5) as made applicable by Treasury Regulation
      Section 1.704-2(i)(4), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership) be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Tax Partner's share of the net decrease in the partner nonrecourse minimum gain. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(f)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

                  (iii) If during any Fiscal Year of the Tax Partnership a Tax Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or
      (6), which causes or increases a deficit balance in the Tax Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Tax Partner items of income and gain (consisting of a pro rata portion of each item of Tax Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation
      Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with the Treasury Regulation. A Tax Partner's "Adjusted Capital Account", at any time,

                                     ANNEX-7
      shall equal the Tax Partner's Capital Account at such time (x) increased by the sum of (A) the amount of the Tax Partner's share of partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(g)(1)and
      (3)), (B) the amount of the Tax Partner's share of partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(5)), and (C) any amount of the deficit balance in its Capital Account and Tax Partner is obligated to restore on liquidation of the Tax Partnership and (y) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  (iv) Notwithstanding anything to the contrary in this Paragraph 6, Tax Partnership losses, deductions, or Code Section 705(a)(2)(B) expenditures that are attributable to a particular partner nonrecourse liability shall be allocated to the Tax Partner that bears the economic risk of loss for the liability in accordance with the rules of Treasury Regulation Section 1.704- 2(i).

                  (v) Notwithstanding any provision of Paragraphs 6(b) and 6(c)(i), no allocation of items of loss or deduction shall be made to a Tax Partner if it would cause the Tax Partner to have a negative balance in its Adjusted Capital Account. Allocations of items of loss or deduction that would be made to a Tax Partner but for this Paragraph 6(c)(v) shall instead be made first to the Class IC Certificateholder to the extent not inconsistent with this Paragraph 6(c)(v), and second, to the Class A Certificateholders in proportion to the amounts distributable for the related Period pursuant to Sections 9.04(a)(iii) of the Agreement. To the extent allocations of items of loss or deduction cannot be made to any Tax Partner because of this Paragraph 6(c)(v), such allocations shall be made to the Tax Partners in accordance with Paragraphs 6(b) and 6(c)(i) notwithstanding this Paragraph 6(c)(v).

                  (vi) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs 6(c)(iii) and (v) and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Paragraphs 6(b) and 6(c)(i), subsequent allocations under Paragraph 6(b) and 6(c)(ii) shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs 6(c)(ii), (iii), (iv) and (v) which negate as rapidly as possible the effect of all such inconsistent allocations.

                  (vii) Any allocations made pursuant to this Paragraph 6 shall be made in the following order:

                  (i)         Paragraph 6(c)(ii)
                  (ii)        Paragraph 6(c)(iii)
                  (iii)       Paragraph 6(c)(iv)
                  (iv)        Paragraph 6(c)(vi)
                  (v)         Paragraph 6(c)(i)
                  (vi)        Paragraph 6(b)(ii)
                  (vii)       Paragraph 6(b)(i) and (ii)


                                     ANNEX-8

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year. These allocations shall be made consistently with the requirements of Treasury Regulation Section 1.704-2(j).

            (d) The income, gains, losses, deductions and credits of the Tax Partnership for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Paragraphs 6(b) and (c) provided that solely for Federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Tax Partnership's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Treasury Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder as incorporated among the requirements of the relevant provisions of the Treasury Regulations under Code Section 704(b).

            (e) The Tax Partnership shall comply with all withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Tax Partnership is required to withhold and pay over any amounts with respect to distributions or allocations to any Tax Partner, the amount withheld shall be treated as a distribution to that Tax Partner. In the event of any claimed overwithholding, Tax Partners shall have no claim for recovery against the Tax Partnership or other Tax Partners. If the amount withheld was not withheld from actual distributions, the Tax Partnership, may at its option, (i) require the Tax Partner to reimburse the Tax Partnership for such withholding (and each Tax Partner agrees to reimburse the Tax Partnership promptly following such request) or (ii) reduce any subsequent distributions by the amount of such withholding. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Tax Partner), the Tax Partnership may in its sole discretion withhold such amounts in accordance with this Paragraph 6(e). Each Tax Partner agrees to furnish the Tax Partnership with any representations and forms as shall reasonably be requested by the Tax Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. If a Tax Partner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Tax Partner in making such claim as long as the Tax Partner agrees to reimburse the Tax Partnership for any out-of-pocket expenses incurred.

      7. Sale of Interests. The Tax Partners agree that any sale by a Tax Partner of any ownership interest in a Certificate shall be deemed to be a sale of all or a portion of such Tax Partner's interest in the Tax Partnership.


                                     ANNEX-9

      8. Termination of a Tax Partner's Interest. Any distribution by the Tax Partnership in termination of any Tax Partner's interest in the Tax Partnership other than pursuant to Paragraph 9 below shall be in an amount of cash or property other than cash having a net fair market value equal to the positive Capital Account balance of such Tax Partner at the time such interest is terminated, after such Capital Account balance has been adjusted in accordance with Paragraphs 4 and 6 above for all operations preceding such distribution and the applicable Treasury Regulations under Code Section 704(b), and shall be made by the later of: (a) the end of the Tax Partnership's taxable year in which such termination occurs; or (b) within 90 days after the date of such termination.

      9. Distributions upon Termination. Upon termination of the Agreement pursuant to its terms, the activities of the Tax Partners under this Annex A shall be concluded and the assets subject to the Agreement and this Annex A shall be distributed to the Tax Partners in the manner and in the order set forth below:

            (a) Debts of the Tax Partnership created pursuant to the Agreement, other than to Tax Partners, including, except as provided in Paragraph 9(e), all amounts due and owing to the Insurer, shall be paid.

            (b) Debts owed among the Tax Partners created pursuant to the Agreement shall be paid.

            (c) All cash on hand representing unexpended contributions by any Tax Partner shall be returned to the contributor.

            (d)   The Tax Partners' Capital Accounts shall be adjusted by:

                  (i) assuming the sale of all remaining assets at their fair market values as of the date of termination of the Agreement; and

                  (ii) debiting or crediting each Tax Partner's Capital Account with the Tax Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Tax Partner's Capital Account would be debited or credited under Paragraph 6 above for gains or losses on actual sales of such properties.

            (e) All Tax Partnership assets shall be distributed to the Tax Partners in accordance with their respective Capital Account balances as so adjusted by the later of: (i) the end of the Tax Partnership's taxable year in which the termination occurs; or (ii) within 90 days after the date of such termination, in the following order or priority:

                  (i)   to the Class A Certificateholders, pro rata; and

                  (ii) to the Class IC Certificateholder; provided, that in the event of an optional termination of the Trust under Section 16.02 of the Agreement, all amounts due and owing to the Insurer shall be paid to the Insurer after the distribution to the Class A

                                    ANNEX-10

      Certificateholders pursuant to clause (i) of this Paragraph 9(e) and prior to the distribution to the Class IC Certificateholder pursuant to clause
      (ii) of this Paragraph 9(e).







                                    ANNEX-11